EXHIBIT 4.1

SONY ERICSSON 401(K) AND SAVINGS PLAN

Effective as of September 1, 2004

SONY ERICSSON 401(K) AND SAVINGS PLAN

Effective as of September 1, 2004

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SONY ERICSSON 401(K) AND SAVINGS PLAN

Effective as of September 1, 2004

HISTORY AND PURPOSE

The Sony Ericsson 401(k) and Savings Plan (the “Plan”) was created as a spinoff from the Ericsson Inc. Capital Accumulation and Savings Plan (the “Ericsson Plan”), effective as of September 1, 2004. The assets and liabilities spun-off from the Ericsson Plan were the assets and liabilities attributable to (i) any participant in the Ericsson Plan who was an employee of the Company on October 1, 2001 and who was not at the time of the spinoff an employee of Ericsson Inc. (“Ericsson”) or an affiliate (other than the Company), and (ii) any participant in the Ericsson Plan who was hired by the Company after October 1, 2001 and who was not at the time of the spinoff an employee of Ericsson or an affiliate (other than the Company).

The purpose of the Plan is to encourage Eligible Employees to develop individual initiative and thrift so as to provide additional security and income for their future through a systematic savings program. The Plan is intended to comply with ERISA and to be a qualified plan within the meaning of section 401(a) of the Code, containing a cash or deferred arrangement described in section 401(k) of the Code, with the Plan assets to be held in a trust that is tax-exempt under section 501(a) of the Code. Moreover, this Plan is intended to be a stock bonus plan and, pursuant to the requirements of Code Section 401(a)(27)(B), a profit-sharing plan as well. The Plan shall be interpreted, administered, and construed in accordance with these intents.

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ARTICLE I

DEFINITIONS

1.1 Definitions.

Whenever used in this Plan, unless a different meaning is plainly required by the context:

(a) Account.

Account shall mean the separate bookkeeping record maintained to record the interest of Participants under the Plan. Each Participant shall have, if applicable, up to seven (7) subaccounts, (i) a Prior Plan Profit Sharing Account consisting of all discretionary non-matching employer contributions made under a Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, (ii) a Company CAP Account (also called a Company Automatic Contribution Account) consisting of all Company CAP Contributions (also called Company Automatic Contributions) made under the Plan and the Ericsson Plan and allocated to this subaccount, together with the income, gain, losses, and expenses allocated thereto and less distributions therefrom, (iii) an Employee CAP Account (also called an Employee Pre-Tax Contribution Account) consisting of all Employee CAP Contributions (also called Employee Pre-Tax Contributions) and Catch-up Contributions under this Plan, the Ericsson Plan and the Prior CAP Plans, as well as elective deferrals made under the Merged Plans, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, (iv) an Employee Savings Account (also called an Employee After-Tax Contribution Account) consisting of all Employee Savings Contributions (also called Employee After-Tax Contributions) under this Plan, the Ericsson Plan and the Prior Savings Fund Plans, as well as any after-tax employee contributions made under the Merged Plans, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, (v) a Company Match Account, consisting of all Company Matching Contributions made prior to January 1, 2001 under the Ericsson Plan, regular contributions under the Prior CAP Plans and Company Contributions under the Prior Savings Fund Plans, as well as matching contributions made under the Merged Plans, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, (vi) a Rollover Account consisting of all Rollover Contributions made to this Plan, the Ericsson Plan or a Merged Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom, and (vii) a Safe Harbor Matching Account consisting of Matching Contributions made on or after January 1, 2001 to this Plan or the Ericsson Plan, together with the income, gain, losses and expenses allocated thereto and less distributions therefrom. With respect to Participants’ Accounts, separate recordkeeping shall be maintained for each subaccount, but an actual segregation of Trust assets shall not be required.

(b) Accrued Benefit.

Accrued Benefit shall mean the amount allocated to a Participant’s Account as of any date.

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(c) Actual Contribution Percentage.

Actual Contribution Percentage shall mean for a specified group of Eligible Employees (who have satisfied the eligibility requirements of Section 3.1) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group) of: (i) the amount of all Employee Savings Contributions actually contributed to the Trust by or on behalf of such Employee and allocated to his Employee Savings Account for such Plan Year to (ii) the Employee’s Considered Compensation for such Plan Year, such average of ratios being multiplied by one hundred (100).

The Committee may elect, to the extent permitted by Treasury Regulations, to take into account Company CAP Contributions in computing the Actual Contribution Percentage and Employee CAP Contributions.

For purposes of determining the Actual Contribution Percentage, Employee Savings Contributions, if any, must be allocated to the Employee’s Savings Account and must be funded before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

If this Plan and one or more other plans are considered as one plan for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)), then the Actual Contribution Percentage shall be determined as if all such plans were a single plan. Similarly, if this Plan and another plan are permissively aggregated for purposes of Code section 401(m), the aggregated plans must also satisfy Code sections 401(a)(4) and 410(b) as if they were a single plan. Plans may be aggregated only if they have the same plan year.

Moreover, if any Highly Compensated Employee is eligible to make Employee Savings Contributions under this Plan and one or more other plans of an Employing Company or a Related Employer subject to Code section 401(m) (other than those which may not be permissively aggregated), then, for purposes of determining the Actual Contribution Percentage with respect to such Highly Compensated Employee, all such plans shall be treated as one plan hereunder.

(d) Alternate Payee.

Alternate Payee shall mean any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

(e) Annual Addition.

Annual Addition means the sum, for any calendar year, of

(1) Company Matching Contributions,

(2) Company CAP Contributions,

(3) Employee CAP Contributions,

(4) Employee Savings Contributions, and

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(5) forfeitures.

(f) Beneficiary.

Beneficiary means any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant.

(g) Board.

Board means the Board of Directors of the Company.

(h) Catch-up Contributions.

Catch-up Contributions means amounts to be contributed by Employing Companies and allocated to Participants’ Employee CAP Account in accordance with Section 3.5.

(i) Code.

Code means the Internal Revenue Code of 1986, as it has been and as it may be amended from time to time.

(j) Company.

Company means Sony Ericsson Mobile Telecommunications USA Inc., a Delaware corporation, and any successor to such entity, whether by merger, purchase, or otherwise. The Company shall be the Plan sponsor.

(k) Company CAP Contributions.

Company CAP Contributions means amounts to be contributed by Employing Companies and allocated to Participants’ Company CAP Account in accordance with Section 4.3.

(l) Company Matching Contributions.

Company Matching Contributions means amounts to be contributed by Employing Companies and allocated to Participants’ Safe Harbor Matching Account in accordance with Section 4.1.

(m) Compensation.

For purposes of the Highly Compensated Employee, maximum Annual Addition, and Top Heavy rules, Compensation shall mean a Participant’s wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employing Company or Related Employer as an Employee to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, management incentives, overtime, shift premium, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan), but excluding the following:

(1) employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of the Participant to a Simplified Employee Pension Plan to the extent such contributions are deductible under section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed (except for amounts received from an unfunded, nonqualified plan in the year such amounts are includible in the Participant’s income);

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(2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) other amounts that receive special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of a Code section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Participant).

For purposes of the maximum Annual Addition rules in Section 9.11, Compensation, as defined above, taken into account for a calendar year, is the Compensation actually paid or made available to the Participant during such year. For the purposes of determining the identity and number of Highly Compensated Employees and Key Employees, Compensation shall also include any elective deferrals (as that term is defined in Code section 402(g)(3)), any amounts excluded from gross income of an Employee under sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) and/or 457 of the Code, and any amounts that would be excluded from a Participant’s gross income pursuant to Code section 125 but for the Participant’s mandatory participation in the cafeteria plan sponsored by an Employing Company (hereinafter referred to as “Deemed 125 Compensation”).

(n) Considered Compensation.

For purpose of determining the Actual Contribution Percentage, Considered Compensation shall mean, for a Plan Year compensation as defined in Code section 414(s) and the Treasury Regulations thereunder, as elected by the Company from time to time from the various options available under such regulations, and pursuant to any rules and requirements as may be set forth in such regulations. To the extent permissible under such regulations, the Company may use different definitions of Considered Compensation (i) for different nondiscrimination tests in the same Plan Year, and (ii) for the same nondiscrimination test from year to year.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Considered Compensation of each Employee taken into account under the Plan shall not exceed $200,000, or such larger amount that may be determined by the Secretary of the Treasury for purposes of Code section 401(a)(17)(A) pursuant to Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is

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determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Considered Compensation shall only include amounts actually paid an Employee during the period he is a Participant for services performed as an Eligible Employee.

(o) Current Market Value.

Current Market Value means the value reported by the Trustee as being the fair market value at the specified date as determined by it according to its usual methods and procedures.

(p) Domestic Relations Order.

Domestic Relations Order shall mean any judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is rendered under a state (within the meaning of Code section 7701(a)(10)) domestic relations law (including a community property law).

(q) E-Flex Plan.

E-Flex Plan means the Ericsson Flexible Benefits Plan or such successor health and welfare benefits plan adopted and enacted by Sony Ericsson Mobile Communications (USA) Inc.

(r) Effective Date.

Effective Date means September 1, 2004, unless otherwise provided herein.

(s) Election.

Election means the permissible manner, method, and media by which Participants can make various choices available hereunder, as determined by the Plan Administrator from time to time. Currently, Elections can be made through accessing and entering appropriate responses on the VRS, through the internet, or by filing an appropriate form with the Committee or its delegate, such as the Plan recordkeeper, or the Company’s Human Resources Department or Benefits Department. Certain Elections may be made through several of the above-described options, whereas other Elections may only be made through a single method and media, as determined by the Plan Administrator from time to time.

(t) Eligible Employee.

Eligible Employee means any regular salaried or hourly person who shall be in the employ of any of the Employing Companies during such period as he meets all of the following conditions:

(1) he receives regular compensation in the form of a weekly, bi-weekly, semi-monthly or monthly salary paid on a United States payroll;

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(2) he is not in a unit of employees covered by a collective bargaining agreement or if he is, an applicable collective bargaining agreement provides for the application of the Plan to the employees in such unit;

(3) he is not a part-time employee who is regularly credited with less than 1,000 Hours of Service in any 12-month computation period commencing on his Employment Commencement Date or any anniversary thereof (provided that this restriction shall not apply once an employee earns 1,000 Hours of Service in any such computation period);

(4) he is not a “temporary employee” hired for a limited period of time or for a specific task, as determined by the Employing Company on a uniform and nondiscriminatory basis;

(5) he is not a nonresident alien with no United States source income; and

(6) he is not a foreign contract employee on assignment in the U.S. pursuant to an assignment policy that prohibits his participation in the Plan.

(u) Eligible Salary.

Eligible Salary means the actual wages or salary paid to a Participant for the Participant’s personal service, including base pay, sales commissions, lump sum merit increase payments, overtime, shift differentials and on-call pay, but excluding management incentives or other incentive payments, bonuses, gain-sharing payments, severance pay, or any other special payments, fees or allowances. Eligible Salary shall also include any amounts excluded from gross income of an Employee under Code sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) and/or 457, and Deemed 125 Compensation.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Eligible Salary of each Employee taken into account under the Plan shall not exceed $200,000, or such larger amount that may be determined by the Secretary of the Treasury for purposes of Code section 401(a)(17)(A) pursuant to Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

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(v) Employee.

Employee means a common law employee of an Employing Company, as designated on the Employing Company’s payroll records (regardless of any recharacterization by a court or government agency). However, “Employee” does not include any person who is or is designated as a leased employee, leased owner, or leased manager.

(w) Employee CAP Contributions.

Employee CAP Contributions means reductions pursuant to a Salary Reduction Agreement, in whole percentages from 1% through 50%, of a Participant’s Eligible Salary, which amounts are transferred by the Employing Company to the Trustee of the Trust and allocated to the Participant’s Employee CAP Account in accordance with Section 3.4.

(x) Employee Savings Contributions.

Employee Savings Contributions means amounts contributed by Participants and allocated to their Employee Savings Account in accordance with Section 3.2.

(y) Employing Companies.

Employing Companies means the Company and each Subsidiary.

(z) Employment Commencement Date.

Employment Commencement Date means the date on which an Employee first performs an Hour of Service for an Employing Company.

(aa) Enrollment Period.

Enrollment Period means the periods designated by the Committee during which new Participants may establish their rates of Employee Savings Contributions, Employee CAP Contributions and/or Catch-up Contributions, to be generally effective as of the first administratively feasible pay period following receipt of a valid election from the Participant.

(bb) Ericsson ADRs.

Ericsson ADRs means non-restricted B Shares, nominal value Skr 1, each represented by American Depositary Receipts (ADRs) of Telefonaktiebolaget L M Ericsson, a Swedish limited liability company, deposited with Citibank, N.A. as depository.

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(cc) Ericsson Plan.

Ericsson Plan means the Ericsson Inc. Capital Accumulation and Savings Plan.

(dd) ERISA.

ERISA means the Employee Retirement Income Security Act of 1974, as it has been and as it may be amended from time to time.

(ee) Fiduciaries.

Fiduciaries means the Board, the Company, the Trustee, and any Investment Manager appointed hereunder or under the Trust Agreement.

(ff) Forfeitures.

Forfeitures shall mean, with respect to a Plan Year, the aggregate amount of all Forfeiture Amounts that have ceased for such Plan Year to be part of Participants’ Accrued Benefit, as provided in Section 7.4.

(gg) Forfeiture Amount.

Forfeiture Amount shall mean the portion of a Participant’s Account that is not part of the Participant’s vested Accrued Benefit upon the Participant’s termination of service, determined in accordance with Section 7.2.

(hh) GE Plan.

“GE Plan” means the GE Savings and Security Program, as maintained by General Electric Company on December 31, 1989.

(ii) Highly Compensated Employee.

Highly Compensated Employee shall mean an Employee of an Employing Company or an employee of a Related Employer who performs services for the Employing Company or Related Employer during the current Plan Year for which Section 4.2 is being applied and either:

(1) during the current Plan Year or the immediately preceding Plan Year, was a 5% owner (within the meaning of Code section 414(q)(2)); or

(2) during the Plan Year immediately preceding the current Plan Year, received Compensation in excess of $90,000 (or such larger amount that may be determined by the Secretary of the Treasury for purposes of Code section 414(q)(1)(B)(i) pursuant to Code section 414(q)(1)), and during such prior Plan Year was also in the top 20% of Employees ranked by Compensation.

For purposes of determining the number of employees in the group consisting of the top twenty percent (20%) of employees, the employees described in section 414(q)(8) of the Code shall be excluded as provided in such Code section and in rules and regulations promulgated thereunder.

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In addition, the term “Highly Compensated Employee” shall also include a former Employee who incurred a severance from employment prior to the Determination Year (as hereinafter defined) and who was a Highly Compensated Employee for either (i) the year in which he incurred a severance from employment or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For purposes of this Section, a “Determination Year” is the Plan Year for which a determination is being made of who is a Highly Compensated Employee.

(jj) Hours of Service.

Hours of Service shall mean the total number of hours for which the Employee is either directly or indirectly compensated by or entitled to be compensated by, (i) the Employing Companies, (ii) any company that shall be or has been merged with, or whose assets or a majority of the stock of which, shall be or have been acquired by any of the Employing Companies, (iii) any Related Employer, (iv) any other company if rendered at the written request of the Company, and (v) any entity designated as an affiliate by the Company, which shall in all events include Ericsson Inc. and L M Ericsson, for performance of duties and for reasons other than the performance of duties. In addition, for all purposes of this Plan, service hereunder shall include service credited under the Prior Plans and the Merged Plans. Furthermore, Hours of Service shall include regular time, overtime, vacation, holidays, sickness, disability, lay-off and similar paid periods, and shall also mean each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employing Companies. Hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations that are incorporated herein by this reference.

(kk) Merged Plans.

Merged Plans shall mean, collectively, the following plans that were merged into the Ericsson Plan: the Advanced Computer Communications, Inc. 401(k) Plan, the Ericsson IP Infrastructure, Inc. 401(k) Plan, the MPD Technologies, Inc. In-Vest Plan, and the EHPT, Inc. 401(k) Plan.

(ll) One Year Period of Severance.

One Year Period of Severance means a twelve (12) consecutive month Period of Severance.

(mm) Parental Absence.

Parental Absence shall mean any period of absence from the active service of any Employing Company that commences:

(1) by reason of the pregnancy of the Employee;

(2) by reason of the birth of a child of the Employee;

(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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(nn) Partial Distribution

A Partial Distribution means the distribution of less than the Participant’s entire vested Accrued Benefit.

(oo) Participant.

Participant means an Eligible Employee who has elected to participate or otherwise qualified for participation in the Plan in accordance with Section 3.1.

(pp) Period of Service.

Period of Service shall mean the period of time commencing on an Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the date a Period of Severance commences. A Period of Service shall also include a Period of Severance of less than twelve (12) consecutive months. Notwithstanding the preceding sentence, in the case of an Employee who is absent from Service for reasons other than resignation, Retirement, or discharge, and who terminates employment with the Employing Company because of resignation, Retirement, or discharge, Period of Service shall not include any Period of Severance commencing on the date such Employee so terminated employment with the Employing Company and ending on the date such Employee is reemployed by the Employing Company if reemployment by the Employing Company does not occur within the twelve (12) month period commencing on the date such period of absence commenced.

With respect to a Re-Employed Employee, his Period of Service prior to his incurring a One Year Period of Severance shall be aggregated with his Period of Service commencing on his Reemployment Commencement Date.

Notwithstanding any provisions contained herein to the contrary, a period of service with a Related Employer that, had it been spent with the Employing Company would have been a Period of Service pursuant to the above provisions of this Section, shall be considered a Period of Service with the Employing Company. All Periods of Service under the Prior Plans and Merged Plans shall be credited hereunder.

(qq) Period of Severance.

Period of Severance shall mean a period of time commencing on an Employee’s Severance from Employment Date and ending on his Reemployment Commencement Date; provided, however, an Employee shall not be deemed to incur a Period of Severance for any period of absence occasioned by his voluntary or involuntary induction into the armed forces of the United States (including the Army, Navy, Air Force, Marines, National Guard, and Commissioned Corps of the Public Health Service, or such other categories as the President designates in time of war or emergency) under such circumstances as give rise to his having reemployment rights protected by Federal law after discharge. Notwithstanding the preceding sentence, a period of absence occasioned by an Employee’s voluntary or involuntary induction into the armed forces of the United States shall be deemed a Period of Severance, commencing on his Severance from Employment Date, unless such Employee returns to employment with the Employing Company within the time period required by applicable Federal Law (including the

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Uniformed Services Employment and Reemployment Rights Act of 1994), and satisfies the conditions required by Federal law protecting his reemployment rights.

Notwithstanding anything to the contrary herein, solely for purposes of determining whether an Employee or Participant has incurred a One Year Period of Severance, the Severance from Employment Date of an Employee who is absent from Service beyond the first anniversary of the first date of absence by reason of a Parental Absence is the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance.

(rr) Plan.

Plan means the Sony Ericsson 401(k) and Savings Plan as set forth herein.

(ss) Plan Administrator.

Plan Administrator means the Company, which shall delegate its duties to a committee (“Committee”) of three or more persons designated by the Board to administer the Plan pursuant to the terms of Article II hereof. The Plan Administrator shall be a named fiduciary hereunder for purposes of ERISA.

(tt) Plan Year.

Plan Year means the calendar year. The first Plan Year shall be a short plan year commencing on September 1, 2004 and ending on December 31, 2004.

(uu) Prior Plans.

Prior Plans means the Ericsson Inc. Capital Accumulation and Savings Plan (the “Ericsson Plan”), Ericsson Capital Accumulation Plan, Ericsson Salaried Savings Fund Plan, Ericsson GE Capital Accumulation Plan, and Ericsson GE Savings Fund Plan. The “Prior Savings Fund Plans” means the Ericsson Salaried Savings Fund Plan and the Ericsson GE Savings Fund Plan, and the “Prior CAP Plans” means the Ericsson Capital Accumulation Plan and the Ericsson GE Capital Accumulation Plan.

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(vv) Qualified Domestic Relations Order.

Qualified Domestic Relations Order shall mean a Domestic Relations Order entered on or after January 1, 1985, that creates or recognizes the existence of an Alternative Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, does not require the Plan to provide increased benefits (determined on the basis of actuarial value), does not require that the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, and that clearly specifies: (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or payment period to which such order applies and (iv) specifically specifies that it is applicable with respect to this Plan. In the case of any payment before a Participant has separated from Service, a Domestic Relations Order will not be treated as failing to be a Qualified Domestic Relations Order solely because such order requires the payment of benefits be made to an Alternate Payee: (i) in the case of any payment before a Participant has separated from Service, on or after the date on which the Participant is entitled to a distribution under the Plan or on or after the later of the date the Participant attains age fifty (50) or the earlier date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service, (ii) as if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date), and (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse). In addition, to the extent permitted by ERISA and the Code, Plan benefits may be distributed to an Alternate Payee pursuant to a Qualified Domestic Relations Order at any time specified in the Qualified Domestic Relations Order, including an immediate distribution, whether or not such distribution date is prior to (i) the earliest retirement age under the Plan, (ii) the Participant’s separation from Service or other entitlement to a distribution, or (iii) the Participant’s attainment of age 50. Furthermore, the Committee shall treat any Domestic Relations Order entered prior to January 1, 1985, as a Qualified Domestic Relations Order if the Committee is paying benefits pursuant to such order on such date, and the Committee may treat any other Domestic Relations Order entered prior to January 1, 1985, as a Qualified Domestic Relations Order even if such order does not satisfy the requirements of this Section.

(ww) Re-Employed Employee.

Re-Employed Employee shall mean (i) an Employee who previously separated from Service or service with a Related Employer with a nonforfeitable interest in his employer derived Accrued Benefit or (ii) an Employee who previously separated from Service or service with a Related Employer without a nonforfeitable interest in his employer derived Accrued Benefit but who resumes Service or service with a Related Employer before his number of consecutive One Year Periods of Severance equals or exceeds the greater of (a) five (5) or (b) his number of Years of Service prior to his separation from Service with an Employing Company or a Related Employer.

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(xx) Reemployment Commencement Date.

Reemployment Commencement Date shall mean the date on which an Employee first performs an Hour of Service for the Employing Company following a One Year Period of Severance.

(yy) Regulations.

Regulations means the rules and regulations adopted by the Committee in accordance with Section 2.1.

(zz) Related Employer.

Related Employer shall mean any business entity that is, along with an Employing Company, (i) a member of a controlled group of corporations (as defined in section 414(b) of the Code, with such section, for purposes of Section 9.11, being modified pursuant to section 415(h) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code, with such section being modified, for purposes of Section 9.11, in accordance with section 415(h) of the Code), or (iii) a member of an affiliated service group (as defined by section 414(m) of the Code).

(aaa) Related Plan.

Related Plan shall refer to any defined contribution plan (as defined in section 415(k) of the Code) maintained by an Employing Company or any Related Employer.

(bbb) Required Commencement Date.

Required Commencement Date shall mean the April 1st of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or the Participant retires. However, for a 5% owner, “Required Commencement Date” means the April 1st of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

(ccc) Retirement.

Retirement means, with respect to any Participant, termination of employment with an Employing Company on or after the first to occur of (a) or (b) below where (a) is the later of (i) the Participant’s 55th birthday or (ii) the date which he is credited with five (5) Years of Service hereunder, and (b) is his 65th birthday, which birthday shall be his Normal Retirement Age hereunder.

(ddd) Rollover Contribution

Rollover Contribution means a contribution representing all or part of an eligible rollover distribution within the meaning of Code section 402(c)(4) received by an Employee from a pension or profit sharing plan meeting the requirements of Code section 401(a), a plan described in Code section 403(b), a governmental plan described in Code section 457, or an individual retirement account described in Code section 408(a).

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(eee) Salary Reduction Agreement.

Salary Reduction Agreement means an agreement entered into between the Participant and the Employing Company at a time, as determined by the Company, in advance of such Participant’s initial Employee CAP Contribution and/or Catch-up Contribution, by which the Participant agrees to accept a reduction in Eligible Salary from the Employing Company equal to any whole percentage per payroll period, not to exceed the limits set forth in this Plan. Except as otherwise provided herein, this agreement shall remain in effect until changed or revoked as provided herein. In consideration of such agreement, the Employing Company will transfer to the Participant’s Employee CAP Account, as applicable, the amount of the Employee CAP Contribution or Catch-up Contribution, such transfer to be made at the end of each month or as soon thereafter as administratively feasible.

(fff) Service.

Service shall mean any period of time the Employee is employed by an Employing Company or a Related Employer, including (for up to one year) any period the Employee is on a leave of absence authorized by the Employing Company or a Related Employer under a uniform, nondiscriminatory policy applicable to all Employees. Service shall also include any service credited under the Prior Plans and any Service credited under Section 7.3.

(ggg) Severance from Employment Date.

Severance from Employment Date shall mean the earlier of:

(1) The date on which an Employee terminates employment with the Employing Company because of resignation, Retirement, discharge, death, or severance from employment; or

(2) The first anniversary of the first day of a period during which an Employee is absent from the Service of the Employing Company (with or without pay) for any reason other than resignation, Retirement, discharge, death, or severance from employment (such as vacation, holiday, leave of absence or layoff).

(hhh) Sony Ericsson.

Sony Ericsson Mobile Communications (USA) Inc.

(iii) Sony Ericsson Plan.

The Sony Ericsson 401(k) and Savings Plan.

(jjj) Subsidiary.

Subsidiary means any corporation, partnership or other entity at least 5% of whose voting shares or interests are owned, directly or indirectly, by the Company, which the Board shall at any time designate as a Subsidiary for the purpose of the Plan, and which has adopted the Plan pursuant to the provisions of Article XI.

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(kkk) Total and Permanent Disability.

Total and Permanent Disability means that the Participant has been determined to be disabled for purposes of the benefits offered under an Employing Company’s long-term disability benefit plan.

(lll) Trust Fund.

Trust Fund means the fund that holds all of the assets of the Plan.

(mmm) Trust Transfer.

Trust Transfer shall mean any amount that is transferred directly to this Plan from another defined contribution plan in accordance with Code section 414(l).

(nnn) Trustee.

Trustee means the trustee or trustees selected by the Board or the Committee in accordance with Section 9.3.

(ooo) U.S. Obligations.

U.S. Obligations means obligations issued or fully guaranteed as to payment of principal and interest by the United States of America or any agency thereof, and savings bank deposits to the extent they are fully guaranteed by the Federal Deposit Insurance Corporation.

(ppp) Valuation Date.

Valuation Date means each business day of the calendar year.

(qqq) VRS.

VRS means the Voice Response System, which is an interactive computerized telephone system whereby Participants may enroll in the Plan, make inquiries, effect Plan changes, and request distributions and withdrawal forms over the phone. Access to the VRS requires a Personal Identification Number.

(rrr) Year of Service.

Year of Service means a twelve (12) month Period of Service. Service earned under the Prior Plans shall also be credited as Service hereunder. However, notwithstanding the above, in the case of an Employee who separates from Service and later resumes Service, but not as a Re-Employed Employee, Years of Service credited to the Employee for Service performed prior to his reemployment shall be disregarded.

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ARTICLE II

ADMINISTRATION

2.1 Regulations. The Committee shall have the power to adopt such rules and regulations as it shall deem necessary or desirable for the administration of the Plan, and to alter, amend or revoke any Regulations so adopted.

(a) The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Employing Companies shall have the sole responsibility for making the contributions required by Article IV. Except as otherwise provided herein or as delegated by the Board, the Board shall have the sole authority to appoint and remove any Trustee and members of the Committee, and to amend or terminate, in whole or part, this Plan or any trust established to fund benefits under this Plan. The Company, acting through the Committee appointed hereunder, shall be the Plan Administrator for purposes of ERISA and, except as otherwise provided herein or as delegated by the Committee, the Committee shall have the sole responsibility for the administration of this Plan. Any Trustee shall have the sole responsibility for the administration and management of any funds held by it. Each Fiduciary may rely upon any written direction, information or action of any other Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any related agreement, and is not required under this Plan to inquire into the propriety of any such direction, information or action.

(b) The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee of not fewer than three persons (any of whom may be, but none of whom need be, a member of the Board) appointed from time to time by the Board to serve at the pleasure of the Board. No person shall be ineligible to be a member of the Committee because he is, was or may become a Participant in the Plan.

(c) The Committee shall elect a chairman from among its members and a Secretary who may be but need not be a member of the Committee; may appoint such other committees with such powers as it shall determine; authorize one or more of the members of the Committee or any agent to execute or deliver any instrument or make any payment on its behalf; and may retain counsel, employ agents, and may provide for such accounting and clerical services as may be required in carrying out the provisions of the Plan.

(d) The Committee shall hold meetings upon such notice, at such place or places, and at such time or times, as it may from time to time determine. Two-thirds of the number of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee shall be by vote of a majority of the members of the Committee present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the Committee.

(e) No member of the Committee shall have any rights to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan. No employee of any of the Employing Companies shall receive compensation for services as a member of the Committee. Members of the Committee who are not employees of any of the Employing Companies shall receive such compensation for their services as the Board may determine.

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(f) The Committee shall have full fiduciary discretion and authority to interpret and construe the provisions and terms of the Plan, to resolve or otherwise decide matters not specifically covered by such provisions or terms, to make all determinations (including underlying factual determinations), to decide all questions of eligibility and benefits, and to adjudicate all claims and appeals. The determination of the Committee in all such cases shall be final and binding upon all persons, unless such determination is found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee may also delegate any of its powers, duties, and responsibilities to one or more Committee members, or other agents or delegates. The Committee furthermore shall have the ability to determine which, if any, investment options shall be made available to Participants from time to time for the investment of their Accounts, in accordance with Article V.

(g) Withdrawals may be requested either through the VRS, via the internet or the Company’s Human Resources or Benefits Department. Requests for most withdrawals may be submitted to the Plan recordkeeper. However, all applications for hardship withdrawals shall be submitted to the Committee or its designee. Applications for hardship withdrawals must be in writing on the forms provided by the Committee (or its designee) and must be signed by the Participant or in the case of a distribution payable by reason of death, by the beneficiary or legal representative of the deceased Participant.

Each application shall be approved or disapproved and the applicant notified of the decision within 90 days following its receipt thereof. If additional time is needed to process the claim, the applicant will be notified in writing of an extension, the circumstances that require the extension and the time period in which the Committee or its designee expects to make a determination. This notice will be provided within 90 days after the claim is received. In the case of an extension, a determination on the claim will be made and the applicant notified of the decision no later than 180 days after the claim is received.

If the applicant’s claim is denied in whole or in part, the Committee or its designee will notify the claimant in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a description of any additional material or information necessary for the applicant to perfect his claim and an explanation of why such material or information is necessary; (iii) a description of the Plan’s appeal procedures and the applicable time limits; and (iv) a statement of the applicant’s right to bring a civil action under ERISA section 502(a) following an adverse decision on appeal.

If a claim is denied in whole or in part, the applicant or his authorized representative has up to sixty (60) days after receipt of the denial notice to appeal the decision to the Committee. All appeals must be submitted in writing. For purposes of these procedures, an applicant will be deemed to have received a written notice from the Committee or its designee: (i) the date such notice is delivered in person, (ii) the date delivery is confirmed by the United States Postal Service or other commercial delivery service, (iii) or 3 days after the date the notice is mailed to the applicant’s last know address on file with the Plan, unless it can be shown to the Committee’s satisfaction that a notice was in fact received at a later time.

In connection with an appeal, the applicant may submit written comments, documents, records, and other information with respect to his claim, regardless of whether or not such information was considered in connection with the initial benefits determination. Upon written

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request and free of charge, the applicant will be provided reasonable access to and copies of all documents, records and other information relevant to his claim for benefits.

The Committee will fully and fairly review each appeal, taking into account any additional information submitted in connection with the appeal. Deference will not be afforded to any prior benefits decision. The Committee’s decision on a claimant’s appeal for benefits and any matters related to such appeal shall be final and binding upon all persons, unless such decision is found by a court of competent jurisdiction to have been arbitrary and capricious.

The claimant will be notified no later than 5 days after the next regularly scheduled Committee meeting following receipt of his appeal of the Committee’s final decision. Provided, however, if the appeal is received within 30 days of the next regularly scheduled Committee meeting, the claimant will be notified of the Committee’s final decision no later than 5 days after the second regularly scheduled Committee meeting following receipt of the appeal. If special circumstances necessitate additional time to make a benefits decision, the claimant will be notified in writing of an extension prior to the commencement of the extension. The extension notice will set forth the special circumstances that necessitate the extension and the date by which the Committee expect to make a benefits determination. In the case of an extension, the claimant will be notified of the Committee’s final decision no later than 5 days after the third regularly scheduled Committee meeting following receipt of the appeal.

If the claimant’s appeal is denied in whole or in part, he will be notified in writing of the specific reasons for the decision. The denial notice will also include the following information: (i) references to the specific Plan provision(s) upon which the decision was based; (ii) a statement that, upon written request and free of charge, the claimant will be provided reasonable access to and copies of all documents, records and other information relevant to his claim for benefits; and (iii) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

(h) The Company shall indemnify and hold harmless the members of the Committee, and each of them, and any employee of the Company acting on behalf of the Committee, from the effects and consequences of their acts, omissions and conduct in their capacity as members of the Committee, or an employee acting on behalf of the Committee, except to the extent that such effects and consequences shall result from the individual’s own gross negligence or willful misconduct.

ARTICLE III

ELIGIBILITY FOR PARTICIPATION AND

CONTRIBUTIONS AND ELECTIVE DEFERRALS BY PARTICIPANTS

3.1 Participant

(a) Eligible Employees shall become Participants in the Plan as of the first pay period after becoming an Eligible Employee. An Eligible Employee may commence Employee CAP Contributions, Catch-up Contributions, and Employee Savings Contributions and qualify for Company Matching Contributions by making a request via the Voice Response System (“VRS”), the internet or such manner as may be prescribed by the Committee, and within the applicable

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Enrollment Period as the Committee shall require for authorizing payroll deductions and/or salary reductions from his Eligible Salary.

For newly hired Eligible Employees, the Enrollment Period deadline shall be such time as established by the Committee, with the effective date of Employee CAP Contributions, Catch-up Contributions and/or Employee Savings Contributions being the first administratively feasible pay period following the Eligible Employee’s enrollment. Payroll deductions or salary reductions shall not be taken retroactively. Elections received after the applicable deadline will be processed and become effective as of the next administratively feasible pay period.

(b) When an employee is transferred from an employee group of any of the Employing Companies or a Related Employer that is not eligible for participation in the Plan to an employee group of any Employing Company that is eligible for participation in the Plan, the employee shall commence participation in the Plan effective as of his transfer date if he meets the requirements for becoming an Eligible Employee. He may also commence Employee CAP, Employee Savings Contributions and/or Catch-up Contributions by making an appropriate Election in accordance with the procedures specified in Section 3.1(a) for new hires.

(c) If a Participant under the Plan is transferred to an employee group of any of the Employing Companies or a Related Employer that is not eligible for participation in the Plan, such transfer shall not be considered a termination of employment for purposes of Section 8.1 and all amounts otherwise distributable shall not be distributed, unless the Participant elects an in-service withdrawal pursuant to Article VI and files an appropriate Election, but otherwise shall be held as if subject to the provisions of Section 8.3; however, all Employee Savings Contributions, Employee CAP Contributions, Company CAP Contributions, and Company Matching Contributions with respect to such former Participant shall thereupon cease. In addition, notwithstanding anything to the contrary herein, to the extent required by applicable law, no distribution shall occur prior to the time specified in Section 8.11.

Subject to the restrictions of Section 8.5, withdrawal shall take place, if it has not taken place earlier, when the former Participant ceases to be an employee of any of the Employing Companies or a Related Employer.

(d) In the case of an Employee who separates from Service and who resumes Service, but not as a Re-Employed Employee, Periods of Service credited to such Employee for Service performed prior to his resumption of Service shall be disregarded.

(e) A Re-Employed Employee who is an Eligible Employee shall reenter the Plan as a Participant:

(1) if he was a Participant prior to his separation from Service, the day he performs his first Hour of Service as a result of his return to Service (or as soon thereafter as administratively feasible), or

(2) if he was not a Participant prior to his separation from Service, on the first day of any payroll period after again becoming an Eligible Employee (assuming timely submission of enrollment information).

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Any other Employee whose Service terminates and who is subsequently re-employed shall commence participation in accordance with the provisions of Sections 3.1(a).

3.2 Employee Savings Contributions.

(a) Subject to Section 4.2, an Eligible Employee may make an Election within the applicable Enrollment Period to pay into the Plan through payroll deductions authorized by him, and allocated to his Employee Savings Account, an aggregate amount that is either 1%, 2%, 3%, 4% or 5% of his Eligible Salary (such amount being herein referred to as “Employee Savings Contributions” and sometimes referred to as “savings” or “employee savings”). In the absence of a new Employee Savings Election, current Elections shall automatically remain in effect. Employee Savings Contributions shall be paid to the Trustee by the Employing Company as soon as administratively feasible following the payroll deduction.

(b) A Participant may change his percentage of Eligible Salary to be deducted at any time by making an appropriate Election, to take effect as of the first day of the following pay period (or as soon thereafter as administratively practicable). In addition, a Participant may, by making an appropriate Election, discontinue deductions for savings at any time, in which event he may resume such deductions at any time in the future, subject to the limits set for in subsection (a) above.

3.3 Rollover Contributions and Trust Transfers.

The Plan may receive Rollover Contributions or Trust Transfers on behalf of an Employee. Receipt of a Rollover Contribution or Trust Transfer shall be subject to the approval of the Plan Administrator or its designee. Before approving the receipt of a Rollover Contribution or Trust Transfer, the Plan Administrator or its designee may request any documents or other information from the Employee or opinions of counsel that the Plan Administrator or its designee deems necessary to establish that such amount is a Rollover Contribution or Trust Transfer. Rollover Contributions and Trust Transfers will be subject to such procedures and restrictions that may be adopted by the Administrator or its designee from time to time.

An Account shall be maintained on behalf of each Employee from whom a Rollover Contribution and/or Trust Transfer is received, regardless of such Employee’s eligibility to participate in the Plan in accordance with the requirements of Section 3.1.

Rollover Contributions and Trust Transfers received from an Employee who is not otherwise eligible to participate in the Plan may not be withdrawn in accordance with the provisions of Article VI nor shall such Employee be eligible for a loan under Section 6.4 until such Employee becomes a Participant, except that such Employee may receive a distribution of his Participant’s Account upon severance from employment.

Rollover Contributions and Trust Transfers shall be credited to the Participant’s Account and may be invested in any manner authorized under the provisions of this Plan.

The Plan will not accept a Trust Transfer from a defined benefit plan or money purchase pension plan (including a target benefit plan), or from a stock bonus or profit sharing plan which provides for a Life Annuity form of payment to the Participant, from an annuity contract

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described in Code section 403(b), from an eligible deferred compensation plan described in Code section 457, or from any other plan subject to Code section 417.

3.4 Employee CAP Contributions.

Within an applicable Enrollment Period each Participant may enter into a Salary Reduction Agreement with the Employing Company providing for Employee CAP Contributions commencing the next administratively feasible pay period, at a rate equal to any whole percentage from 1% to 50% of the Participant’s Eligible Salary, but in no event shall such Employee CAP Contributions, together with any other elective deferrals, within the meaning of Code section 402(g)(3), under any qualified plan sponsored by an Employing Company or a Related Employer, exceed the 401(k) Ceiling for the Plan Year. The “401(k) Ceiling” shall mean the following:

(a) $13,000 for the Plan Year beginning on September 1, 2004 (and including any Employee CAP Contributions to the Ericsson Plan during the period from January 1, 2004 through August 31, 2004);

(b) $14,000 for the Plan Year beginning on January 1, 2005; and

(c) $15,000 (or such larger amount as may be determined by the Secretary of the Treasury for purposes of Code section 402(g)(1) pursuant to Code section 402(g)(4)) for Plan Years beginning on or after January 1, 2006.

Employee CAP Contributions shall be paid to the Trustee by the Employing Company as soon as administratively feasible following the payroll deduction. In the absence of a new Salary Reduction Agreement, a Participant’s current Salary Reduction Agreement shall automatically remain in effect.

3.5 Catch-up Contributions.

Any Participant who is eligible to make Employee CAP Contributions pursuant to Section 3.4 above who will attain age 50 by the end of any Plan Year and who elects to have the maximum Employee CAP Contributions made on his behalf for the Plan Year determined pursuant to Sections 3.04 and 9.11, may elect to defer up to 20% of his Eligible Salary (but not including any unused Benefit Dollars transferred from the E-Flex Plan) up to the Applicable Dollar Amount in effect for the Plan Year and have the Employing Company contribute the same to the Plan as a Catch-up Contribution. A Participant’s Catch-up Contribution election shall be made at the same time and in the same manner for electing Employee CAP Contributions under Section 3.4. For purposes of this section, the “Applicable Dollar Amount” shall mean:

(a) $3,000 for the Plan Year beginning on September 1, 2004 (and including any Catch-up Contributions to the Ericsson Plan during the period from January 1, 2004 through August 31, 2004);

(b) $4,000 for the Plan Year beginning on January 1, 2005;

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(c) $5,000 (or such larger amount as may be determined by the Secretary of the Treasury for purposes of Code section 414(v)(2)(B) pursuant to Code section 414(v)(2)(C)) for Plan Years beginning on or after January 1, 2006.

Catch-up Contributions shall not be taken into account for purposes of the 401(k) Ceiling under Section 3.4 or the limitations on contributions under section 9.11. The Plan shall not be treated as a Top Heavy Plan under Section 10.2 by reason of the making of such Catch-up Contributions for any Plan Year. Notwithstanding the foregoing, only amounts contributed to the Plan by the Employer on behalf of an Employee that are in excess of the applicable limits under Sections 3.4 or 9.11 for the Plan Year shall be treated as Catch-up Contributions for the Plan Year. Catch-up Contributions shall not be eligible for Matching Contributions.

3.6 Change of Future Employee CAP Contributions and Catch-up Contributions by Participants.

A Participant may change his Salary Reduction Agreement with respect to his rate of Employee CAP Contributions or Catch-up Contributions at any time by making an appropriate Election, to be effective as of the first day of the following pay period (or as soon thereafter as administratively practicable).

In addition, by making an appropriate Election, a Participant may suspend his Salary Reduction Agreement at any time, in which case he may reinstate his Agreement and recommence Employee CAP Contributions or Catch-up Contributions at any time.

3.7 Distribution of Excess Deferrals.

(a) If a Participant is required to include in his gross income for a taxable year elective deferrals (as defined in Code section 402(g)(3)) that exceed the 401(k) Ceiling (hereinafter referred to as “Taxable Deferrals”) and the Participant is eligible but has not elected and made the maximum Catch-up Contributions pursuant to Section 3.5 for the Plan Year, to the maximum extent possible, such Taxable Deferrals shall be recharacterized as Catch-up Contributions for the Plan Year. To the extent such Taxable Deferrals cannot be so recharacterized, the excess (hereinafter referred to as “Excess Deferrals”) shall be distributed to the Participant in accordance with the Participant’s instructions. Not later than the first March 1 following the close of the taxable year in which the Excess Deferrals were made, the Participant shall notify the Committee of whether and to what extent the Participant has allocated any of the Participant’s Excess Deferrals to this Plan. If such allocation is made, the Committee shall distribute to such Participant such excess deferral allocated to this Plan, adjusted for any income or losses allocable to such amount for the Plan Year in question not later than the first April 15 following the taxable year in which the Excess Deferrals were made. Moreover, any excess deferrals arising solely by virtue of this Plan and any other plan or arrangement of an Employing Company or a Related Employer shall automatically be distributed on or before the time periods specified above, and in such cases the Participant shall be deemed to have designated such distributions. Any distribution made pursuant to this Section 3.7 may be made notwithstanding any other provision of this Plan. Notwithstanding the distribution of Excess Deferrals, except to the extent provided by Treasury regulations, such Excess Deferrals shall nevertheless be taken into account in determining a Highly Compensated Employee’s Actual Deferral Percentage hereunder.

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(b) No Company Matching Contributions shall be made on any Employee CAP Contributions that are subsequently recharacterized as Catch-up Contributions or refunded under this Section 3.7. In the event Company Matching Contributions have previously been made on such amounts prior to their recharacterization or distribution, such Company Matching Contributions (plus earnings thereon) shall be forfeited and used to reduce future Company Matching Contributions and/or Company CAP Contributions, or pay Plan administration expenses.

3.8 Special Rules For Participants Returning From Military Leave.

To the extent required by applicable federal law, including the Uniformed Services Employment and Reemployment Rights Act of 1994, if a uniformed services employee returns to employment after cumulative military service of up to 5 years and qualifies for reemployment under such applicable federal law, then the returning employee (to the extent he would otherwise qualify for participation hereunder) shall have the right to make up contributions missed while he was on military leave, including Employee Savings Contributions, Employee CAP Contributions and Catch-up Contributions, and the Employing Company shall contribute whatever Company CAP Contributions and Company Matching Contributions that such employee would have otherwise been entitled to. The employee must contribute any such make-up contributions within the lesser of (a) 3 times the period of his military service, or (b) 5 years. However, the employee shall have no right to share in any Forfeiture allocations occurring during his period of military service. Likewise, no earning or losses shall be credited to his Account until the contributions are actually made. Contributions shall be based on the Eligible Salary the employee would have earned if he had not entered the military, or, if that determination is not reasonably certain, the Eligible Salary earned during the 12-month period prior to entering the military.

ARTICLE IV

CONTRIBUTION BY THE COMPANY

4.1 Company Matching Contributions.

(a) Amount.

Subject to the deduction limits of Code section 404 and the maximum annual additions limits of Code section 415, the Employing Companies shall contribute to the Plan a Company Matching Contribution, equal to the lesser of (i) 100% of the amount of each Participant’s combined Employee CAP Contributions and Employee Savings Contributions paid into the Plan for each pay period, or (ii) 3% of each Participant’s Eligible Salary for such pay period. The Company shall furthermore make a Company Matching Contribution equal to 50% of the amount of each participant’s combined Employee CAP Contributions and Employee Savings Contributions paid into the Plan for each pay period in excess of 3% of such Participant’s Eligible Salary up to 1% of each Participant’s Eligible Salary for such pay period. Employer Matching Contributions to be made with respect to each pay period shall be made to the Trust not later than the last day of the calendar quarter following the calendar quarter in which the pay period with respect to which such Company Matching Contributions are being made ended. Additionally, subject to the limitations stated above, for each Participant whose total Company Matching Contribution for the Plan Year was limited to less than 4% of Eligible Salary for the

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entire Plan Year by virtue of the Code section 401(a)(17) or 402(g) limits being reached before Plan Year end, the Employing Companies shall contribute for each such Participant an additional “true up” Company Matching Contribution as soon as administratively feasible following the end of each Plan Year (to be allocated to such Participant’s account as of the last day of such prior Plan Year) equal to the difference between (i) the lesser of (x) 100% of such Participant’s combined Employee CAP Contributions (other than unused Benefit Dollars transferred from the E-Flex Plan, which will not be matched) and Employee Savings Contributions for the Plan Year (up to 3% of such Participant’s Eligible Salary) and 50% of any amount of such contributions in excess of 3% of such Participant’s Eligible Salary, and (y) 4% of such Participant’s Eligible Salary for the Plan Year, and (ii) the amount of Company Matching Contributions previously allocated to such Participant’s Account for such Plan Year. “True up” Company Matching Contributions will be invested in the Investment Elections that are current at the time the “true up” contributions are made, and at the cost per unit of each investment on the date the Participant’s Account is updated by the recordkeeper to reflect the “true up” contribution amount. In no event will adjustments to the “true up” contribution be made to reflect any changes in investment performance which occur prior to the date such “true up” Company Matching Contribution is actually made. The Employing Companies’ contribution shall be subject to credits for any Forfeitures, which shall be used to reduce the Company Matching Contributions otherwise required under this Section 4.1. Company Matching Contributions shall be transferred to the Trustee in cash.

(b) Allocations.

All Company Matching Contributions made under the Plan and the Ericsson Plan (but only with respect to Plan Years beginning on or after January 1, 2001), shall be allocated to a Participant’s Safe Harbor Matching Account. Company Matching Contributions made under the Ericsson Plan with respect to Plan Years beginning on or before December 31, 2000, are allocated to a Participant’s Company Match Account.

(c) Characteristics of Company Matching Contributions.

Company Matching Contributions allocated to a Participant’s Safe Harbor Matching Account shall be one hundred percent (100%) vested at all times, and such contributions and the earnings (or losses) therein shall be subject to the withdrawal restrictions set forth in Section 6.1(f). In addition, all Participants who are Employees on or after the Effective Date (on or after January 1, 2001 with respect to the Ericsson Plan), shall be fully vested in all amounts credited to their Company Matching Account.

Notwithstanding the forgoing, if a Participant is not an Employee on or after the Effective Date (January 1, 2001 with respect to the Ericsson Plan), Company Matching Contributions allocated to the Participant’s Company Matching Account made under the Ericsson Plan with respect to Plan Years beginning on or before December 31, 2000, shall be subject to the vesting schedule set forth in Section 7.2 and the normal withdrawal and distribution rules governing Company Contributions other than Company CAP Contributions.

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4.2 Limitations on Employee Savings Contributions.

(a) Limitations.

Notwithstanding the provisions of Section 3.2, the Actual Contribution Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (1) or (2):

(1) The Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 1.25 or

(2) The Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees for a Plan Year may not exceed the Actual Contribution Percentage for the Plan Year for the Eligible Employees who are not Highly Compensated Employees by more than two (2) percentage points.

(b) Adjustments for Excess Contributions.

(1) General Rules. If at any time during or at the end of a Plan Year the Actual Contribution Percentage for the Highly Compensated Employees would exceed, if not adjusted in accordance with the limitations of this Section, the amounts allowed under Section 4.2(a), the “Total Excess Contributions” (hereinafter defined) for the Plan Year shall be eliminated by the Committee refunding Employee Savings Contributions allocated to the Highly Compensated Employee’s Employee Savings Account plus earnings (or less losses) thereon for the Plan Year pursuant to the rules specified below, until the Actual Contribution Percentage for the Highly Compensated Employees equals (by rounding up) the greater of (1) or (2) of Section 4.2(a). “Total Excess Contributions” shall mean, with respect to the Plan Year, the excess of (i) the aggregate amount of Employee Savings Contributions (and any other contributions used in determining the Actual Contribution Percentage) actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Employee Savings Contributions (and any other contributions used in determining the Actual Contribution Percentage) permitted under the limitations of Section 4.2(a), as calculated under the leveling method specified in section 4.2(b)(3). Employee Savings Contributions distributed pursuant to this Section shall nonetheless be counted as Annual Additions for purposes of Code section 415.

(2) Ordering Method. Refund or reduction of the Total Excess Contributions shall be made in the following order and in accordance with sections 401(a)(4) and 401(m) of the Code (and regulations thereunder):

(A) Refund of Unmatched Employee Savings Contributions. Any Employee Savings Contributions made by Highly Compensated Employees during the Plan Year which are not matched by Company Matching Contributions in accordance with Section 4.1 (plus earnings or less losses thereon as specified in Section 4.2(c) below) that constitute a portion of the Total Excess Contributions shall be refunded (according to the leveling method specified below) to such Highly Compensated Employees by the Trustee within the time period specified in Section 4.2(b)(3) below, until either (i) the amount refunded equals the Total Excess Contributions, or (ii) all such contributions are refunded.

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(B) Refund of Matched Employee Savings Contributions. If, after the refunds in accordance with the preceding paragraph (A), an amount equal to the Total Excess Contributions has not been refunded, the Committee shall eliminate all remaining Total Excess Contributions by refunding (on an equal dollar-for-dollar basis, until the Total Excess Contribution has been eliminated according to the leveling method specified below) the portion of each Highly Compensated Employee’s Employee Savings Contributions that constitute excess contributions and are matched in accordance with Section 4.1. Such refund (plus earnings or less losses thereon as specified in Section 4.2(c) below) shall be distributed by the Trustee to the applicable Highly Compensated Employees within the time period specified in Section 4.2(b)(3) below.

(3) Leveling Method. The total amount of excess contributions to be refunded to or forfeited by Highly Compensated Employees under Section 4.2(b)(2) above is to be determined by the following leveling method, under which the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Section 4.2(a) or (ii) cause such Highly Compensated Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage, whichever occurs first. This process must be repeated until the Plan satisfies the limitations of Section 4.2(a). The aggregate of such excess contributions shall equal the “Total Excess Contributions.” All refunds and/or forfeitures from a Participant’s Employee Savings Account shall be charged first against Employee Savings Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Employee Savings Contributions for the calendar year that includes the last day of the Plan Year. All refunds shall be distributed by the Trustee to the appropriate Highly Compensated Employee (or forfeited by such Employee, as appropriate) within two and one-half months after the close of the Plan Year in which such excess contribution arose, if administratively feasible, and within twelve months after the close of such Plan Year, at the latest.

The Total Excess Contributions identified by application of the preceding paragraph shall be refunded to individual Highly Compensated Employees under Section 4.2(b) on the basis of the actual dollar amount of contributions by such Highly Compensated Employees, starting with the Highly Compensated Employee with the highest actual dollar amount of contributions and reducing his contributions until it is equal to the Highly Compensated Employee with the next highest dollar amount of Contributions, and then repeating this process until all of the Total Excess Contribution has been accounted for in accordance with Code section 401(m)(6)(C) and the regulations promulgated thereunder. Once the refunds are made pursuant to this section, the limitations of Section 4.2(a) shall be deemed satisfied, regardless of whether the Actual Contribution Percentage, if recalculated after such distributions, would satisfy such limitations. The Company shall maintain records to demonstrate compliance with the provisions of this Section 4.2.

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(c) Determination of Earnings and Losses for Plan Year.

The earnings or losses allocable to excess Employee Savings Contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant’s Employee Savings Account for the applicable Plan Year by a fraction, the numerator of which is the excess Employee Savings Contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the sum of the Participant’s Employee Savings Account as of the first day of the applicable Plan Year plus the Employee Savings Contributions for the Plan Year.

4.3 Company CAP Contributions.

(a) Regular. In addition to the Company Matching Contributions, to the extent permitted under Code Section 415 and to the extent deductible under Code Section 404, the Employing Companies shall contribute to the Plan and allocate to each Participant’s Company CAP Account during each Plan Year a Company CAP Contribution as follows: with respect to each of its Eligible Employees who is a Participant, the percentage of such Participant’s Eligible Salary determined in accordance with the following schedule:

Age at the Beginning of the Month	Contribution
under 40	3.5%
40 — 49	4%
50 — 54	7%
55 and over	10%

Unless the Committee in its discretion determines otherwise, Company CAP Contributions will be allocated to eligible Participants’ Accounts each pay period and will be determined based on their ages at the beginning of the month during which the pay period occurs. The Employing Companies’ Company CAP Contributions shall be paid to the Trustee as soon as administratively feasible.

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4.4 Return of Company Contributions.

Notwithstanding any provision herein to the contrary, upon an Employing Company’s request, a contribution which was made upon a mistake of fact, conditioned upon initial qualification of the Plan, or conditioned upon deductibility of the contribution under section 404 of the Code shall be returned to the Employing Company within one year after payment of the contribution, denial of the initial qualification, or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, the amount returned shall be the excess of the amount contributed over the amount which would have been contributed if there had been no mistake of fact or a mistake in determining the amount of the deduction. Any earnings on the excess contribution amount shall not be returned to the Employing Company, although any losses thereon will reduce the amount so returned.

ARTICLE V

ACCOUNTS OF PARTICIPANTS - INVESTMENTS

5.1 Investment Options.

(a) General

Except as provided in Section 5.2, all Plan assets shall be invested in one or more of the investment funds established by the Committee from time to time. Each Participant shall elect, in any whole percentage, the investment fund(s) in which the Plan assets allocated to all of his subaccounts are to be invested. The election shall apply to all amounts held in all subaccounts, such that each subaccount is invested in a like manner. A Participant may elect any combination of available investment funds as long as the election totals one hundred percent (100%). In the absence of a valid election, all undirected funds shall automatically be invested in the default investment fund as designated by the Committee from time to time. The Committee from time to time shall select the investment options available for investment in accordance with Section 2.1(f).

(b) L M Ericsson Stock Fund.

In addition to the investment funds designated under subsection (a) above, there shall also be an L M Ericsson Stock Fund available for investment. This Fund invests solely in Ericsson American Depositary Receipts (ADRs), which represent non-restricted Class B shares of Telefonaktiebolaget L M Ericsson, a limited liability company under the Swedish Companies Act, which is the parent company of Ericsson’s U.S. operations. The ADRs are currently traded on the over-the-counter market with price quotations reported on the NASDAQ National Market System under the symbol ERICY.

5.2 Self-Directed Accounts.

In addition to the funds designated by the Committee from time to time in accordance with Section 5.1, the Committee furthermore may make a self-directed brokerage account available to Participants. Such account shall be established with a broker designated or approved by the Committee. A Participant’s utilization of such self-directed account shall be subject to the rules of such broker, the exchange upon which the investments held in such account are traded,

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rules and restrictions concerning permissible investments established by the Committee from time to time, and any other applicable laws, rules and regulations.

5.3 Investment of Contributions.

Each Participant may select from among the investment options made available pursuant to Section 5.1 or 5.2 by making an appropriate Election upon becoming a Participant. Such elections may be changed, with respect to future contributions, at any time, to be effective with the next contribution after the Participant’s change Election is confirmed. In this regard, contributions are currently transferred to the Trustee as soon as administratively feasible following the applicable pay period, and are credited to the Participants’ Account as soon as administratively feasible thereafter. In the absence of any valid investment Election being on file, contributions shall automatically be invested in the default fund as designated by the Committee from time to time.

5.4 Investment Transfers.

Subject to all of the other provisions herein contained and any special rules adopted by the Committee with respect to certain investment funds which, by their nature, require special treatment or are subject to particular requirements, and subject to any applicable securities law or other legal restrictions, each Participant may elect at any time to have the assets in any or all investment fund(s), in any whole percentage, transferred to any one or more other investment fund(s) designated or made available by the Committee pursuant to Sections 5.1 or 5.2, in any whole percentages totaling 100 percent of the transferred funds, by making an appropriate Election, to be effective as soon as administratively feasible after the request is received and processed.

5.5 Transfer of Assets Among Investment Funds.

The Committee or its delegate shall direct the Trustee to transfer monies or other property among the appropriate investment options as may be necessary to reflect the aggregate investment elections of Participants after the necessary entries have been made in the Participants’ Accounts. All investments shall be held in the name of the Trustee or its nominees.

5.6 L M Ericsson Stock.

(a) Accounting for ADRs by Trustee.

The Trustee shall acquire Ericsson ADRs pursuant to Participants’ elections under Section 5.1. All Ericsson ADRs shall be carried by the Trustee at the actual cost thereof, including taxes, brokerage fees and commissions, if any, incident to the purchase, except that ADRs in respect of which cash is being distributed and which are accordingly being retained as Trust assets shall be deemed to have been purchased by the Trustee at their current fair market value on the Valuation Date applicable to such distribution.

(b) Restriction on Ericsson ADR Acquisition.

Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Ericsson ADRs during any period in which such purchase is restricted by any

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law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Ericsson ADRs shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.

(c) Stock Rights, Stock Splits, and Stock Dividends.

No Participant, former Participant or Beneficiary shall have any right of request, direction, or demand upon the Committee or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for Ericsson ADRs or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. The separate Accounts shall be appropriately credited. Ericsson ADRs received by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the separate Accounts of the affected Participant, former Participant, or Beneficiary.

5.7 Valuation.

From time to time throughout the Plan Year, as agreed upon between the Committee and Trustee, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during the period subsequent to the last Trust statement, and showing all the assets of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Committee. The Trustee’s determination of the fair market value of the assets of the Trust Fund and the Committee’s charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to Section 2.1(g) hereof.

5.8 Equitable Allocations.

If the Committee determines in making any valuation, allocation, or adding interest or earnings to any Account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce the Participant’s vested Accrued Benefit and shall be consistent with the provisions of section 401(a)(4) of the Code and ERISA. If the Committee in good faith determines that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of section 401(a) of the Code and ERISA.

5.9 Allocation Does Not Create Rights.

No Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan.

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ARTICLE VI

WITHDRAWALS DURING EMPLOYMENT

6.1 In-Service Withdrawals from Employee Savings Account, Rollover Account and Company Match Account.

(a) Normal Withdrawals.

A Participant may at any time, upon such notice as the Committee may from time to time prescribe, withdraw any and all of his vested Accrued Benefit attributable to his Employee Savings Account, Rollover Account and/or Company Match Account; provided that (except with respect to the Rollover Account), the funds to be withdrawn have been allocated to such subaccounts (or to his applicable subaccounts in the Prior Plans) for at least two (2) full calendar years. Any withdrawals shall occur in the following order of priority: (i) pre 1987 Employee Savings Contributions; (ii) the remainder of the assets allocated to the Participant’s Employee Savings Account; (iii) the Participant’s Rollover Account; and (iv) the Participant’s Company Match Account. Withdrawals shall be taken pro rata from each applicable investment fund. No withdrawals may be taken from the self-directed brokerage account or the loan fund. No repayments of withdrawals are permitted.

(b) Hardship Withdrawals.

In addition to the withdrawals permitted under Section 6.1(a), a Participant may withdraw the funds in his Employee Savings Account (including earnings) upon the incurrence of a financial hardship, even if such funds have been in his subaccount for less than two (2) calendar years. However, a Participant must first obtain all normal withdrawals available under Section 6.1(a) and loans under Section 6.4 before he may obtain a hardship withdrawal under this Section 6.1(b) (and must first obtain all hardship withdrawals available under this Section 6.1(b) before he may obtain any hardship withdrawals of Employee CAP Contributions under Section 6.2). However, if a Participant makes a hardship withdrawal under this Section 6.1(b), he must suspend all further Employee Savings Contributions and Employee CAP Contributions until the first payday of the first calendar quarter following six (6) months after such hardship withdrawal. Thereafter, a Participant may resume his Employee Savings Contributions and Employee CAP Contributions, provided that a proper Election is made on or before the 15th day of the month preceding such calendar quarter.

(c) Determination of Hardship.

A Participant’s request for a hardship withdrawal under Section 6.1(b) and Section 6.2 shall be accompanied by such application forms, documentation and/or written representations or explanations of the hardship as the Committee may require. The Committee, in accordance with nondiscriminatory and objective standards, shall authorize a withdrawal on account of financial hardship only upon making a written determination that (i) such withdrawal is necessary in light of immediate and heavy financial needs of the Participant (as determined in accordance with Section 6.2(d) of the Plan), (ii) the amount to be withdrawn does not exceed the amount required to meet the immediate financial need created by the hardship, grossed up for any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, and (iii) the amounts to be withdrawn are not reasonably available from other resources of the Participant.

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For purposes of this Article VI, the Participant’s resources are deemed to include those assets of his spouse and minor children that are reasonably available to the Participant, but does not include property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act.

(d) Valuation and Payment of Withdrawal.

For purposes of making an in-service withdrawal under this Section 6.1, a Participant’s Account shall be valued as of the Valuation Date on which his application for withdrawal is processed. Payment shall be made as soon as administratively feasible following the processing of such withdrawal request and any necessary settlement of transactions.

(e) Allocation of Withdrawal for Tax Purposes.

Amounts withdrawn from the Participant’s Employee Savings Account pursuant to this Section or otherwise under the Plan shall be withdrawn first from the Participant’s Employee Savings Account, excluding earnings, made prior to January 1, 1987, then from his Employee Savings Account, including earnings, made after December 31, 1986, and, finally, from earnings on his Employee Savings Contributions made prior to January 1, 1987.”

Hardship distributions and other in-service withdrawals shall be taken pro rata from all investment funds in which the Participant’s Account is invested. In addition, no withdrawals may be made from the self-directed brokerage account or the loan fund.

Notwithstanding the foregoing, Company Matching Contributions made to the Plan or the Ericsson Plan for Plan Years beginning on or after January 1, 2001 (i.e., allocated to a Participant’s Safe-Harbor Matching Account under the Plan or the Ericsson Plan) shall not be distributed from the Plan, except in the event of a Participant’s death, Disability or severance from employment, his attainment of age 59½, or upon the occurrence of a plan termination that meets the requirements of Code section 401(k)(10).

6.2 In-Service Withdrawals of Employee CAP and Catch-up Contributions.

(a) Application.

After (or concurrently with) withdrawing all amounts available under Section 6.1 (concerning normal withdrawals from the Employee Savings Account, Rollover Account and Company Match Account and hardship withdrawals of Employee Savings Contributions), a Participant may request that amounts held in the remainder of his Accounts (except for any amounts allocated to the Company CAP Account and the Safe Harbor Matching Account), including earnings credited to such Accounts (as limited below), be paid to the Participant due to financial hardship.

A Participant’s request for a hardship withdrawal hereunder shall be accompanied by such application forms, documentation and/or written representations or explanations of the hardship as the Committee may require. The Committee, in accordance with nondiscriminatory and objective standards, shall authorize a withdrawal on account of financial hardship only upon making a determination that (i) such withdrawal is necessary in light of immediate and heavy financial needs of the Participant (as determined in accordance with Section 6.2(d)), (ii) the

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amount to be withdrawn does not exceed the amount required to meet the immediate financial need created by the hardship, grossed up for any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, and (iii) the amounts to be withdrawn are not reasonably available from other resources of the Participant. For purposes of this Article VI, the Participant’s resources are deemed to include those assets of his spouse and minor children that are reasonably available to the Participant, but does not include property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act. No hardship withdrawals may be made from earnings on Employee CAP Contributions or Catch-up Contributions that accrued after December 31, 1988.

(b) Valuation and Payment of Withdrawal.

For purposes of making an in-service withdrawal under this Section 6.2, following the Committee’s favorable determination, a Participant’s Account shall be valued as of the Valuation Date on which his application for withdrawal is processed. Payment shall be made in a single lump sum as soon as administratively feasible following the processing of such withdrawal request. A hardship withdrawal shall not cause a termination of participation in the Plan.

(c) Penalty for Withdrawal.

Upon the approval of a hardship withdrawal under this Section 6.2, a Participant’s Salary Reduction Agreement (and therefore his ability to make Employee CAP Contributions and Employee Savings Contributions) shall be automatically suspended. A Participant can elect to reinstate his Salary Reduction Agreement and resume his Employee CAP Contributions and/or Employee Savings Contributions as of any payday following six (6) months after such suspension, provided that a proper Election is made.

(d) Immediate and Heavy Financial Need.

The determination of whether a Participant has an immediate and heavy financial need shall be based on the criteria specified in Section 6.2(a) and shall be made by the Committee or its designee in accordance with nondiscriminatory and objective standards and on the basis of all relevant facts and circumstances. However, a Participant will be deemed to have an immediate and heavy financial need if the basis for withdrawal is on account of: (i) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependent(s) of the Participant (as defined in section 152 of the Code), or necessary for those persons to obtain such medical care; (ii) purchase of a principal residence (excluding mortgage payments) for the Participant; (iii) payment of tuition and related fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents; (iv) the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or (v) such other events as may be determined by the Internal Revenue Service.

(e) Lack of Other Resources.

In satisfying the requirement that the Participant lack other reasonably available resources with which to meet his immediate and heavy financial need, the Committee may rely upon reasonable written representations by the Participant (unless the Committee has actual knowledge to the contrary) that the need cannot otherwise be satisfied by:

(1) Reimbursement or compensation by insurance, or otherwise;

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(2) Reasonable liquidation of the Participant’s assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

(3) The cessation of Employee CAP Contributions or Employee Savings Contributions under this Plan or other plans maintained by the Employing Company and Related Employers;

(4) By other distributions or nontaxable (at the time of the loan) loans from all plans maintained by the Employing Company, Related Employer, or any other employer, but only if the amount of such loans would satisfy the financial need; or

(5) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.”

(f) Pro Rata Withdrawal.

Any withdrawals pursuant to this Section 6.2 shall be deemed to be taken pro rata from each of the Participant’s Accounts and from each applicable investment fund. No hardship withdrawals may be taken from the self-directed brokerage account or the loan fund. No repayments of hardship withdrawals are permitted.

6.3 Age 59½ Withdrawals.

A Participant may at any time after attaining age 59½, withdraw all or any portion of his vested Accrued Benefit. Withdrawals shall be taken pro rata from each Account and from each applicable investment fund. No withdrawals may be taken from the self-directed brokerage account or the loan fund. No repayments of withdrawals are permitted.

6.4 Loans.

(a) Loan Amount, Term and Interest Rate.

The Plan Administrator is authorized to approve or deny applications under the Plan’s loan program pursuant to the provisions of this Section 6.4.

(1) Any Participant who is actively employed by an Employing Company may borrow from his Accrued Benefit an amount that does not exceed the smallest of:

(A) 50% of the value of the Participant’s entire vested Accrued Benefit in his Account, less the balance of all other outstanding loans to the Participant under this Plan;

(B) $50,000 less the highest outstanding balance of loans to the Participant under all tax-qualified defined benefit and defined contribution plans of any Employing Company, including this Plan, during the one-year period ending on the day immediately preceding the date of the loan; or

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(C) such lesser maximum amount as the Plan Administrator may from time to time establish and apply uniformly to all loans made pursuant to the terms of the Plan.

(2) The minimum amount of any loan granted under the Plan shall be $1,000. For purposes of this Section 6.4(a), the value of a Participant’s Account shall be determined as of the nearest Valuation Date the proceeds of such loan are to be distributed to the Participant.

(3) Loans shall be granted for a maximum term of five (5) years.

(4) Loans shall bear a rate of interest as determined by the Plan Administrator, under a written procedure established by it (which shall constitute a part of the Plan), which will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Unless otherwise specified by the Plan Administrator, the interest rate shall be the prime rate plus one percent (1%).

(5) Except as provided in regulations prescribed by the Secretary of the Treasury, loans shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the loan.

(6) For each loan, the Participant’s Account may be charged a one-time loan origination fee, as established from time to time by the Plan Administrator, which shall be deducted from a Participant’s Account in addition to the face amount of the loan.

(b) Frequency of Loans.

A Participant shall not have more than one (1) loan outstanding at any time under this Plan and all other tax qualified plans maintained by any Employing Company.

(c) Loan Documents and Funding.

(1) No loan shall be made to any Participant prior to the Participant’s application therefore, acknowledgement of a note payable to the Trustee on which the Participant shall be personally liable for the amount of the loan in a form prescribed by the Plan Administrator, an authorization for payroll deductions for repayment of the loan, and, within 90 days prior to the making of the loan, the written consent of the Participant to (i) the making of the loan, (ii) the set-off of the Participant’s vested Account upon acceleration and/or default under the loan, and (iii) the distribution or deemed distribution of all or any part of the Participant’s vested Account necessary to effect the set-off. Each of the foregoing actions and acknowledgments should be effected in the manner specified by the Plan Administrator from time to time.

(2) Cash equal to the value of any loan granted under this Section 6.4 shall be transferred from the investment fund or investment funds in which the Participant’s Account is invested on a pro rata basis, provided that loan proceeds will not be taken from the self-directed brokerage account. In addition, loans shall be deemed to be taken from all Accounts on a pro rata basis, except that no loans shall be deemed to be taken

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from the Employee CAP Account until all other Accounts have been used in full. Upon the transfer of the loan proceeds (less the origination fee) to the Participant, the Participant shall be bound by the note acknowledged by such Participant, and such note shall be deemed to be transferred to the loan fund. All loans shall be considered a segregated investment of the Trust on behalf of the borrowing Participant, and the Participant’s note shall thus be held as a directed investment of the Participant’s account in the loan fund, provided that, notwithstanding the nonalienation rule of Section 9.1, the loan fund shall have a first lien on said note.”

(d) Repayment.

Repayment shall be accomplished through regular payroll deductions as authorized by a salary deduction agreement. Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the loan and shall be allocated to the Participant’s Account and invested in accordance with the Participant’s investment designation as in effect under Section 5.3. A Participant shall be entitled to prepay without penalty the full loan balance by cashier’s check or by such other means as approved by the Plan Administrator at any time. Partial prepayments are not permitted.

(e) Leave of Absence.

(1) A Participant with an outstanding loan who is placed on authorized leave of absence either without pay or at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required under the term of the loan may defer payment of all principal and interest for the shorter of the duration of the absence or one (1) year, followed by the reamortization, on the date on which the Participant returns to pay status (or, if earlier, the first anniversary of the leave of absence), of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining loan term plus the amount of the leave, provided that in no event shall any loan become due and payable later than the expiration of the five-year limitation prescribed by Section 6.4(a)(3), unless otherwise permitted by that Section.

(2) Notwithstanding subsection (1), if the Participant is a uniformed services employee on military leave, then such Participant may defer payment of all principal and interest for the duration of the absence, followed by the reamortization, on the date on which the Participant returns to pay status, of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining loan term, extended by the period of absence; provided that in no event shall any such loan become due and payable later than the expiration of the five-year limitation prescribed by Section 6.4(a)(3) (unless otherwise permitted by that Section) plus the period of the military leave.”

(f) Death or Termination of Employment.

If, prior to repayment of the total principal amount of and accrued interest on a note held by the loan fund.

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(1) a Participant incurs a severance from employment or otherwise ceases to be an employee for any reason other than his death and the said amount is not repaid in full by the end of the 60th day following the day he incurs a severance from employment or otherwise ceases to be an employee, or

(2) a Participant dies and said amount, including any further accrued interest, is not repaid in full within 90 days after his death,

then the entire amount of the loan shall be accelerated and become immediately due and payable and the Participant’s applicable Account balances shall be reduced, in proportion to their investment in the loan fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the loan fund. Notwithstanding the foregoing, any loans outstanding as of the date a Participant separates from employment that are transferred to another plan in accordance with Section 8.2(c) shall not be accelerated in accordance with this Section 6.4(f). Notwithstanding the foregoing, any Participant who incurs an involuntary termination of employment due to a reduction in force, divestiture or outsourcing, and who thereafter remains an inactive Participants, may continue to make installment payments in accordance with the loan amortization schedule in effect at the time of such termination.

(g) Default.

If any loan repayment required hereunder is not timely paid in full, or if any other default occurs, then, unless otherwise provided by the Plan Administrator, the entire outstanding principal balance and accrued interest shall be accelerated and become immediately due and payable.

(h) Further Limitations on Loans.

Notwithstanding anything to the contrary contained in this Section 6.4, the Plan Administrator reserves the right to limit further the amount that may be borrowed hereunder, to limit further the terms and conditions under which loans will be made, or to declare a moratorium on the granting of loans to Participants, in each case on the basis of uniform and nondiscriminatory rules. No loans shall be made during any period in which the Plan Administrator is determining whether a domestic relations order relating to such Participant’s Accrued Benefit is a Qualified Domestic Relations Order.

ARTICLE VII

TERMINATION OF SERVICE - PARTICIPANT VESTING

7.1 Retirement, Death, Disability or Layoff.

Upon Retirement, death, Total and Permanent Disability, or permanent layoff (as determined by the Committee in its sole discretion), a Participant’s Accrued Benefit shall be fully vested and nonforfeitable, and the Committee shall direct the Trustee to make payment of the full value of the Participant’s Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant’s Accrued Benefit shall be determined as of the

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Valuation Date on which the distribution is processed. Participants shall not be entitled to any earnings after such Valuation Date.

7.2 Termination of Service Prior to Retirement.

All Participants who are Employees under the Plan or the Ericsson Plan on or after January 1, 2001, shall be fully vested at all times in all amounts credited to their Accounts. Participants who are not Employees under the Plan or the Ericsson Plan on or after January 1, 2001, for any reason (referred to for purposes of this Section as “Inactive Participants”), including, but not limited to, the fact that their Severance from Employment Date was prior to January 1, 2001, shall be subject to the following vesting rules.

If an Inactive Participant’s employment terminates prior to Retirement for any reason other than death, Total and Permanent Disability, or permanent layoff, then such Participant shall be vested in his Company Match Account according to the following schedule:

Years of Vesting Service	Percent Vested
Less than 2 years	0%
2 or more years	100%

In addition, an Inactive Participant shall be 100% vested at all times in that portion of his Accrued Benefit attributable to his Employee Savings Account, Employee CAP Account, and Company CAP Account. The value of a Participant’s vested Accrued Benefit shall be determined as of the Valuation Date on which the distribution is processed. Participants shall not be entitled to any earnings after such Valuation Date. Such payment shall be made at such times and in such manner as provided in Article VIII.

7.3 Years of Vesting Service.

For purposes of vesting under Section 7.2, a year of Vesting Service shall mean any computation period during which the Participant completes a Year of Service with the Employing Companies or a Related Employer. Years of Service credited under the Prior Plans or Merged Plans shall also count as years of Vesting Service hereunder. Moreover, for Participants who were members of the GE Plan as of December 31, 1989 and who became members of one or more of the Prior Plans as of January 1, 1990, years of service under the GE Plan shall be credited as years of Vesting Service hereunder. In addition, for Participants who were employees of Ericsson Raynet as of December 31, 1994, years of service under the Raychem 401(k) plan shall be credited as years of Vesting Service hereunder. Furthermore, for Participants who were employees of Objectory Corporation as of December 31, 1994, years of service with the direct and indirect owners of Objectory Corporation shall be credited as years of Vesting Service hereunder. In the case of an Employee who separates from Service and who resumes employment with the Employing Companies, but not as a Re-Employed Employee, years of Vesting Service prior to his resumption of employment shall be disregarded. In addition, if a Participant has incurred five (5) consecutive One Year Periods of Severance, Service after such One Year Periods of Severance shall not increase the Participant’s nonforfeitable percentage in his Accrued Benefit derived from Company Matching Contributions that accrued prior to such five (5) consecutive One Year Periods of Severance.

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Notwithstanding anything herein to the contrary, a year of Vesting Service shall include any computation period during which a leased employee completes twelve (12) months of service as a leased employee. For purposes of this paragraph, a “leased employee” shall mean any person who is not an Employee and who performs services for an Employing Company or a Related Employer pursuant to an agreement between the Employing Company or Related Employer and any other person where such services are performed on a substantially full-time basis for a period of at least one year and such services are preformed under the primary direction or control of the Employing Company or Related Employer.

7.4 Forfeiture and Restoration of Non-Vested Accrued Benefit.

(a) Forfeiture Occurs.

Except as otherwise provided in Section 8.10, a Participant’s Forfeiture Amount, if any, shall cease to be part of his Accrued Benefit as of the earlier to occur of (i) in the case where the Participant does not receive a distribution of his entire vested Accrued Benefit in accordance with Section 7.4(b) below, on the day in which the Participant first incurs five (5) consecutive One Year Periods of Severance as the result of the termination of his Service or (ii) the day in which the Participant receives a distribution of his entire vested Accrued Benefit (including a deemed distribution of $0) as the result of his termination of Service (provided such distribution, if any, is made not later than the close of the second Plan Year following the Participant’s termination of Service). Upon a Participant’s termination of Service, such Participant shall receive a distribution of his entire vested Accrued Benefit in accordance with the provisions of Section 8.5. Except as otherwise provided in Section 8.10, the Committee shall determine a Participant’s Accrued Benefit Forfeiture, if any, solely by reference to the vesting provisions of Section 7.2. A Participant shall not forfeit any portion of his Accrued Benefit for any cause other than that specified herein.

(b) Restoration of Non-Vested Accrued Benefit.

In the case of a former Participant who was less than 100 percent vested and whose non-vested Account balance was forfeited by reason of Section 7.4(a), if such individual returns to Service prior to the earlier of (a) the Plan’s termination and (b) his incurring five (5) consecutive One Year Periods of Severance, such individual’s Forfeiture Amount shall be restored (unadjusted for any gains or losses) as part of such individual’s Accrued Benefit and credited to his Company Match Account, if the Participant repays to the Plan the full amount of the distribution prior to the lapse of five (5) years following the Participant’s reemployment by the Employing Companies or a Related Employer (provided that the Participant must be an Employee at the time of repayment). (Any prior deemed distribution of $0 will be considered automatically repaid upon the Participant’s Reemployment Commencement Date.) As of the Valuation Date that such repayment is processed, and prior to any allocation of (i) the Trust Fund earnings, (ii) Forfeitures, or (iii) Company Matching Contributions or Company CAP Contributions, there shall be allocated to the Participant’s Company Match Account an amount (the “Restoration Amount”) of the Trust Fund equal to the amount of his previously forfeited non-vested Accrued Benefit. The Restoration Amount shall be credited first against Forfeitures arising for the Plan Year, and if such Forfeitures are not sufficient to satisfy the Restoration Amount in full, the Restoration Amount shall be further credited against Trust Fund income and gain for the Plan Year, and if the Restoration Amount thereafter still remains unsatisfied in full, the remainder of such amount shall be satisfied out of Company Matching Contributions for the

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Plan Year, which contributions shall be supplemented for the Plan Year by an amount equal to such remainder. The Restoration Amount shall not be deemed an Annual Addition or portion thereof for any Plan Year. In addition, the Employing Companies may and, if necessary, shall make a Company Matching Contribution for the purpose of restoring a Participant’s previously forfeited non-vested Accrued Benefit even though the Employing Companies have no profits. The Committee shall give timely notice to any rehired Employee, if such Employee is eligible to make a repayment, of his right to make such repayment before the expiration of the periods of the occurrence of the events specified above, and such notice shall also include an explanation of the consequences of not making such repayment.

7.5 Termination, Partial Termination, or Complete Discontinuance of Company Contributions.

Notwithstanding any other provision in this Plan, in the event of a termination or partial termination of the Plan, or a complete discontinuance of Company Matching Contributions and Company CAP Contributions under the Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested.

ARTICLE VIII

TIME AND METHOD OF PAYMENT OF BENEFITS

8.1 Time of Payment.

(a) Retirement.

Except as provided in Section 8.5, in the event of a Participant’s Retirement, payment of his Accrued Benefit shall commence as soon as administratively feasible following the processing of his distribution.

(b) Death or Disability.

In the event of death or Total and Permanent Disability, except in the case of a distribution deferred pursuant to Section 8.5, payment of the Participant’s Accrued Benefit shall commence as soon as administratively feasible following the processing of his distribution.

(c) Severance from Employment.

Upon a Participant’s severance from employment for any reason other than Retirement, Total and Permanent Disability, or death, the Trustee shall continue to hold the Participant’s Accrued Benefit in Trust until the date the Participant requests a distribution thereof, or, if earlier, the date provided in Section 8.5, at which time the Trustee shall commence distribution of the Participant’s Accrued Benefit in accordance with the provisions of Section 8.1(a) and Section 8.2; provided, however, that the Committee may make an earlier distribution of the Participant’s Accrued Benefit pursuant to Section 8.1(d).

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(d) Limitation on Time of Payment.

Notwithstanding any provision contained herein to the contrary, unless the Participant otherwise directs, the Trustee shall commence distribution of the Participant’s vested Accrued Benefit not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

(1) The date the Participant attains Normal Retirement Age; or

(2) The Participant’s Severance from Employment Date.

Except as provided in Section 8.5 and the immediately following sentence, a Participant may elect to defer the commencement of the payment of his benefits beyond the dates specified above by submitting a written statement to the Committee describing his benefit and the date on which the payment of such benefit shall commence.

Notwithstanding any other provision of Articles VII through IX of the Plan to the contrary, with respect to any 5-percent owner of the Employer (who either becomes a 5% owner at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70-1/2, or who becomes a 5% owner during any subsequent calendar year (“5% owner”), the distribution of a Participant’s entire vested and nonforfeitable interest in the Plan will be made in a lump sum not later than April 1 following the calendar year in which he attains age 70-1/2 unless the Participant makes a withdrawal under Article VI of the Plan that is sufficient to satisfy the minimum distribution requirements of section 401(a)(9) of the Code and the regulations thereunder. With respect to any 5% owner, on or before December 31 of such calendar year and of each succeeding calendar year, distribution of the entire amount of any additional balances in the Participant’s Accounts (determined as of the latest Valuation Date prior to the date of distribution) will be made in a lump sum unless the Participant makes a withdrawal under Article VI that is sufficient to satisfy the minimum distribution requirements of section 401(a)(9) of the Code and the regulations thereunder.

Notwithstanding anything herein to the contrary, with respect to an Employee who is not a 5% owner of his Employer, as described in section 416 of the Code, the distribution of his entire vested Accrued Benefit shall be made in a single lump sum distribution as of the Required Commencement Date or shall commence to be distributed not later than the Required Commencement Date over the life of such Participant or over the joint lives of such Participant and his Beneficiary, or over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary. Life expectancy of a Participant and his spouse (other than for a life annuity) may be redetermined annually at the Participant’s election. Life expectancy shall be determined in accordance with the tables set forth in the Treasury Regulations under Code section 401(a)(9). Except as provided in the next sentence, in-service distributions shall not be permitted for non-5% owners upon attainment of age 70-1/2 except as otherwise permitted under Article VI. Notwithstanding the preceding sentence, in-service distributions for non-5% owners shall also be permitted upon attainment of age 70-1/2, to the extent provided in this Section for 5% owners, but only for Participants who attain age 70-1/2 in Plan Years beginning before January 1, 1999.

Except as otherwise provided by Treasury Regulations, if distributions of the Participant’s interest has commenced but the Participant dies prior to his entire interest being distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death. Except as otherwise provided by

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Treasury Regulations, if the Participant dies before the distribution of his interest has commenced, the entire interest of the Participant shall be distributed within five (5) years after the death of the Participant.

Notwithstanding the immediately preceding sentence, if any portion of the Participant’s interest is payable to or for the benefit of a Beneficiary over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), such portion will be distributed over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, and such distributions shall commence not later than December 31 of the calendar year following the calendar year in which the Participant died. However, for purposes of the immediately preceding sentence, if the Beneficiary is the surviving spouse of the Participant, the deceased Participant’s interest shall commence to be distributed to such surviving spouse on or before the date on which the Participant would have attained age seventy and one-half (70-1/2), or the end of the calendar year following the calendar year that contained the Participant’s death, if later. If the surviving spouse dies before the distributions to such spouse commence, the distribution of the interest of the deceased Participant shall begin on or before a date determined as if the surviving spouse were the Participant, excluding the special rules in the preceding sentence applicable when the surviving spouse is the designated Beneficiary. For purposes of this subsection, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority.

Notwithstanding the foregoing provisions of this Section, nothing shall permit any Participant or Beneficiary to elect any form of distribution not otherwise expressly permitted under Section 8.2 of this Plan. Any payments hereunder must also satisfy the minimum incidental death benefit rules of the Treasury Regulations under Code section 401(a)(9).

Notwithstanding any other provision herein to the contrary, distributions hereunder will be made in accordance with the Treasury Regulations under Code section 401(a)(9), and any Internal Revenue Service rulings, announcements or notices promulgated under Code section 401(a)(9), including any grandfather or transitional rules thereunder. Furthermore, any provisions contained herein which reflect Code section 401(a)(9) shall override any distribution options in the Plan inconsistent with Code section 401(a)(9).

8.2 Method of Payment.

(a) General.

After all required accounting adjustments, the Trustee, in accord with the direction of the Participant and the procedures of Section 9.14, shall make payment of the Participant’s vested Accrued Benefit under one (1) or more of the following methods:

(1) By payment in a lump sum in cash and/or Ericsson ADRs; or

(2) By transfer to an Eligible Retirement Plan, as defined in Section 8.2(c)(2)(B).

Notwithstanding the foregoing provisions of this Section 8.2, the phrase “payment in a lump sum” as used herein shall not include the distribution of an insurance contract providing for

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(i) a life annuity to a Participant, (ii) a joint and survivor annuity to a Participant and his Beneficiary, or (iii) any other form of payment having the effect of (i) or (ii) above.

Notwithstanding the foregoing foreign contract employees (as determined by the Committee) who are non U.S. citizens shall be entitled to distributions in the form of an insurance contract providing for (1) a life annuity to a Participant, or (ii) a joint and survivor annuity to a Participant and his Beneficiary.

(b) Right to Elect Partial Distributions.

Notwithstanding the provisions of Section 8.2(a), Participants who have had a severance from employment for any reason shall have the right to elect a Partial Distribution under this Plan. Furthermore, in the event of such a Participant’s death, his surviving Spouse or Beneficiary may elect to receive Partial Distributions pursuant to the provisions of this section, in lieu of receiving payment in the form of a lump sum. All partial distributions made under this Section shall be taken pro rata from each Account and from each investment fund in which the Participant’s Account is invested. Such election for a Partial Distribution shall be made pursuant to any rules and procedures established by the Committee, shall be subject to the minimum distribution and incidental death benefit requirements of Code section 401(a)(9), and except as provided in Section 8.2(a) above, shall neither be in the term of, or have the effect of, a life annuity or a joint and survivor annuity. A qualifying Participant, or surviving Spouse or Beneficiary, may elect up to twelve Partial Distributions per Plan Year, provided that no more than one Partial Distribution may be taken in any calendar month.

(c) Participants’ Right to Elect a Direct Transfer for any Eligible Rollover Distribution.

(1) General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover.

(2) Definitions.

(A) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation on employer securities) or (iv) a hardship distribution under Section 6.1(b) or Section 6.2.

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(B) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described section 403(b) of the Code, a qualified trust described in section 401(a) of the Code, or an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code, that accepts the distributee’s eligible rollover distribution.

(C) Distributee: A distributee includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a QDRO, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(D) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(3) Timing. If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, that distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

(A) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) The Participant, after receiving the notice, affirmatively elects a distribution.

(4) Notwithstanding anything to the contrary in sections 8.2(c)(1), (2) or (3) above, the following rules shall apply with respect to an Eligible Rollover Distribution:

(A) no such distribution shall be made to more than one Eligible Retirement Plan,

(B) no distribution of which only a portion is an Eligible Rollover Distribution shall be permitted unless the Eligible Rollover Distribution portion amounts to at least $500,

(C) no Eligible Rollover Distribution shall be made unless the Participant shall have provided such information relating to the recipient of the distribution as the Plan Administrator may reasonably request, and

(D) in the event a Participant has not timely made an election for a qualified rollover distribution in accordance with the procedures of the Plan Administrator, he shall be deemed to have elected payment to him or her and not to have made an Eligible Rollover Distribution.

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For purposes of this Section 8.2(c)(4), the term “Participant” shall include, as may be appropriate, the surviving Spouse of the Participant, or an alternative payee under a Qualified Domestic Relations Order.

(d) Special Rule for Transferred Sums.

Notwithstanding anything contained herein to the contrary, with respect to any distributions commencing prior to the date that is ninety (90) days following the later of (i) April 1, 2001, or (ii) the date notice is given to Participants whose Accounts include sums transferred to the Ericsson Plan from the MPD Technologies, Inc. In-Vest Plan (“MPD Participants”) that payment in an annuity form will no longer be permitted, distribution of any portion of an MPD Participant’s Account attributable to sums transferred to this Plan from the MPD Plan may be made in any optional payment form available under the MPD Technologies, Inc. In-Vest Plan, including, without limitation, a single life or joint and survivor annuity, subject to all of the provisions of such Plan relating thereto.

8.3 Investment of Account After Termination.

Should a Participant’s Account be retained in the Trust after the date on which his participation ends and he has become a former Participant, the Account will continue to be treated as a part of the Trust Fund. Subject to Sections 7.1 and 7.2, the Account will be credited (or debited) with its share of the net income (or loss) attributable to the investments of such Account but shall not be credited with any further Company Matching Contributions, Company CAP Contributions, Employee Savings Contributions, Employee CAP Contributions, or Catch-up Contributions.

8.4 Special Limitations on Form of Benefits Distribution.

Notwithstanding any provision of this Plan to the contrary, (a) except for foreign contract employees who are non U.S. citizens, a Participant may not elect that any portion of his Accrued Benefit be paid in the form of a life annuity, and (b) except as is provided in the immediately following sentence, upon a Participant’s death prior to the payment in full of such Participant’s vested Accrued Benefit, the Participant’s vested Accrued Benefit, or portion thereof not paid as of the Participant’s death, shall be paid in full to the Participant’s surviving spouse. Payment of a deceased Participant’s vested Accrued Benefit shall not be paid in accordance with the immediately preceding sentence, but shall be paid instead in accordance with the Participant’s Beneficiary election under the Plan if there is no surviving spouse of the Participant, the surviving spouse cannot be found or other circumstances prescribed by the Secretary of the Treasury exist, or if the surviving spouse consents in the manner required in the immediately following sentence to payment of the Participant’s Accrued Benefit to a designated Beneficiary other than the Participant’s spouse. A Participant’s spouse may consent to the naming of a designated Beneficiary other than the spouse to receive the Participant’s Accrued Benefit, or portion thereof not distributed on the date of the Participant’s death, but only if such consent (i) is in writing, (ii) designates a Beneficiary (or a form of benefits) which may not be changed without further spousal consent (or such consent expressly permits designations by the Participant without any requirement of further spousal consent), (iii) acknowledges the effect of the Participant’s election (and the spousal consent), and (iv) is witnessed by a member of the Committee or a notary public. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) under the preceding sentence shall be effective only with respect to

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such spouse. If no effective Beneficiary designation shall have been made, or if all designated Beneficiaries predecease the Participant, payment shall be made to the Participant’s estate.

8.5 Lump Sum Cashout and Special Limitation on Involuntary Payment of Benefits.

Notwithstanding the foregoing provisions of this Article VIII (other than the Participant’s election rights under Section 8.2(b)), if following a Participant’s termination of Service the value of the Participant’s vested Accrued Benefit, determined as of the Valuation Date coinciding with the date a distribution is to commence (or could commence hereunder) does not exceed $5,000 (disregarding any amount held in such Participant’s Rollover Account), the Committee shall direct the Trustee to distribute the value of the Participant’s vested Accrued Benefit to the Participant or the Participant’s Beneficiary in a lump sum as soon as administratively feasible (and in no event later than the end of the second Plan Year following the year of the termination, and only if as of the Valuation Date coinciding with or immediately prior to the distribution, the value of such vested Accrued Benefit does not exceed $5,000 (disregarding any amount held in such Participant’s Rollover Account)). The preceding sentence shall not apply if the Participant (or, if applicable, his Beneficiary) cannot be found, in which case the provisions of Section 8.10 shall apply. If following a Participant’s termination of Service for any reason other than death the then value of the Participant’s vested Accrued Benefit exceeds $5,000 (disregarding any amount held in such Participant’s Rollover Account) as of the Valuation Date coinciding with the date a distribution is to commence (or could commence hereunder), no distribution of the Participant’s vested Accrued Benefit to the Participant may occur prior to the earlier of (i) the Participant’s attainment of age sixty-five (65), (ii) the Participant’s death, (iii) termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an ESOP), or (iv) the date that such Participant’s Accrued Benefit (disregarding such Participant’s Rollover Account) is reduced to $5,000 or less (by withdrawals, investment experience or otherwise), unless prior to such time the Participant files with the Committee a written request for the payment of his vested Accrued Benefit, such request expressly to consent to the payment. If the Participant files such a request the Committee shall direct the Trustee to pay such amount to the Participant; provided that (except as provided in Section 8.2(c)(3) any such request and consent must be received within ninety (90) days of the distribution of the benefit and must expressly consent to the payment.

8.6 Qualified Domestic Relations Orders.

During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall direct that a separate account be maintained for the amount, if any, that would have been currently payable to the Alternate Payee during such period if the Domestic Relations Order is determined to be a Qualified Domestic Relations Order. If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) to the person or persons entitled thereto (to the extent otherwise then payable hereunder and under the terms of the Qualified Domestic Relations Order). If within eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, then, if such amount would otherwise be currently payable to the Participant or his Beneficiary, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) to the

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person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order that is made after the close of the eighteen (18) month period shall be applied prospectively only. The Committee shall establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order and to administer distributions under Qualified Domestic Relations Orders. When the Plan receives a Domestic Relations Order, the Committee shall promptly notify the appropriate Participant and any other Alternate Payee of the receipt of such order and the Committee’s procedures for determining whether such order is a Qualified Domestic Relations Order. The Committee shall determine whether a Domestic Relations Order is a Qualified Domestic Relations Order within a reasonable period after receipt of such order, and shall within a reasonable time after such determination notify the Participant and each Alternate Payee of such determination.

8.7 Payment in the Event of Legal Disability.

Payments to any Participant, former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

(a) To such person directly;

(b) To the guardian of his person or his estate;

(c) To a relative or friend of such person, to be expended for his benefit; or

(d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

8.8 Accounts Charged.

The Committee shall charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

8.9 Payments Only from Trust Fund.

All benefits of the Plan shall be payable solely from the Trust Fund and neither the Employing Companies, the Committee, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

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8.10 Unclaimed Account Procedure.

Except to the extent required by ERISA, neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employing Companies, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee, and the Committee is otherwise unable to locate the Participant or Beneficiary after reasonable due diligence, the Committee shall then notify the Social Security Administration or other applicable federal agency of the Participant’s (or Beneficiary’s) failure to claim the distribution to which he is entitled. The Committee shall request the Social Security Association or other applicable federal agency to notify the Participant (or Beneficiary) in accord with the procedures it has established for this purpose. If the Social Security Administration or other applicable federal agency cannot locate the Participant or Beneficiary, then upon the first permissible distribution date (such as attainment of age 65, death, or Plan termination, or an involuntary cashout pursuant to Section 8.5), at any time on or before the end of the second Plan Year following the year of the Participant’s termination of Service), or, if earlier, upon any other permissible forfeiture date, the benefit shall be treated as a Forfeiture hereunder, provided that the benefit shall be reinstated (without interest or earnings) in the event that the Participant or Beneficiary ever makes a claim therefor.

While payment is pending prior to the above-referenced permissible distribution or forfeiture date, the Committee will maintain the Participant’s investments in their respective funds which will be subject to earnings and losses. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

8.11 Restrictions on Distribution of Employee CAP Contributions, Company CAP Contributions, Catch-up Contributions and Company Matching Contributions.

Notwithstanding anything to the contrary herein, a Participant’s Employee CAP Account, Company CAP Account and Safe-Harbor Matching Account shall not be distributed before the first to occur of the following events:

(a) the Participant’s Retirement;

(b) his death;

(c) his Total and Permanent Disability;

(d) his severance from employment;

(e) his attainment of age 59½ (but only to the extent otherwise permitted hereunder);

(f) the termination of the Plan, provided that neither the Employing Company nor any Related Employer establishes or maintains a successor defined contribution plan (within the meaning of the applicable Treasury regulations) other than an employee stock ownership plan or a simplified employee pension; or

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(g) with respect to a Participant’s Employee CAP Account only, the Participant’s hardship, as specified in Section 6.2 (and only to the extent permitted therein).

A distribution may be made under (f) above only if it constitutes a total distribution of the Participant’s entire vested account balance in his Account (and any other vested account balance in any other tax-qualified profit-sharing plan of an Employing Company or a Related Employer).

ARTICLE IX

MISCELLANEOUS

9.1 Non-Assignability.

To the fullest extent permitted by law and subject to the provisions of Sections 8.6 and 6.4(c)(2), no right or interest of any Participant in the Plan or in his Account shall be assignable or transferable or subject to any encumbrance, alienation, anticipation, pledge, or lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, except a transfer as a result of death or mental incompetency, and no right or interest of any Participant in the Plan or in his Account shall be liable for, or subject to, any obligation or liability of such Participant, except as otherwise permitted under Code section 401(a)(13)(C).

9.2 Extent of Participant’s Rights.

The Company offers no assurances that the current market value of any security will be equal to the purchase price of such security or that the amount distributable in cash will be equal to or greater than the amount of any Plan contributions made by or for the benefit of any Participant hereunder. Each Participant assumes all risk in connection with any decrease in the market price of any investments in any of the Plan’s investment funds.

9.3 Trustee.

The Company or Committee shall enter into agreement or agreements with a trustee or trustees selected by the Board or Committee to act under the Plan. The Trustee shall receive all Employee Savings Contributions, Employee CAP Contributions, Catch-up Contributions, Company CAP Contributions, and Company Matching Contributions under the Plan; hold, manage and invest the same, reinvest any income therefrom, and distribute such funds in accordance with written instructions and directions of the Committee, except that the Trustee shall immediately transfer all contributions directed for investment to the appropriate investment funds pursuant to the Participants’ elections. Notwithstanding the above, pending the selection and purchase of such investments, the Plan assets to be invested in any of the investment funds may be temporarily invested by the Trustee, in its sole discretion, (i) in U.S. Obligations, (ii) in commercial paper generally rated as prime at the time of purchase thereof, and maturing not more than six (6) months after purchase, or (iii) in certificates of deposit of any bank organized under the laws of the United States or any state thereof. Any trust agreement shall be in such form and contain such provisions not inconsistent with the Plan and the Regulations as the Board or Committee may deem appropriate, including, among others, provisions required for qualification of the Trust under the Code. The Board or Committee may at any time revoke the

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appointment of the Trustee and upon such revocation a successor Trustee shall be selected by the Board or Committee.

9.4 Allocation of Earnings and Contributions to Investment Fund Accounts.

The following allocation rules shall apply separately to each investment fund. As of each Valuation Date, the Committee or its delegate shall (i) subtract all distributions and withdrawals from such investment fund since the previous Valuation Date; (ii) allocate the net earnings and gains and losses of the investment fund earned since the preceding Valuation Date to each Participant’s subaccounts based on each such subaccount’s share of such earnings, gains and losses; and (iii) add to each subaccount the amount of new contributions allocated to such investment fund. For these purposes, the Committee or its delegate shall adopt uniform rules that conform to applicable law and generally accepted accounting practices.

9.5 Stock.

The accounting methods or formulae to be used under the Plan for the purpose of maintaining the balance of a Participant’s Account with respect to any portion thereof invested in the L M Ericsson Stock Fund shall be determined by the Committee and shall be based upon the so-called unit accounting method, whereby all Plan assets in the Fund are carried as units, as opposed to actual ADRs. Thus, Participants shall not have any individual ADRs allocated to their Accounts, but rather they shall be allocated an undivided percentage interest, denominated in units, in the entire L M Ericsson Stock Fund, representing the portion of the Fund allocated to their Accounts. The accounting methods or formulae selected by the Committee may be revised from time to time in order to accomplish the foregoing purposes, but shall at all times conform to the general principles in this Section 9.5.

9.6 Amendment to Vesting Schedule.

Although the Company reserves the right to amend the vesting schedule at any time, the Employing Companies shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the nonforfeitable percentage of any Participant’s Accrued Benefit derived from Company Matching Contributions (determined as of the later of the date the Employing Companies adopt the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of this Plan is amended, any Participant who has completed at least two (2) years of Vesting Service may elect to have his Accrued Benefit computed under the Plan without regard to such amendment by notifying the Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(a) The date that is sixty (60) days after the day such amendment is adopted;

(b) The date that is sixty (60) days after the day such amendment becomes effective; or

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(c) The date that is sixty (60) days after the day the Participant is given written notice of such amendment by the Committee.

Any election made pursuant to this Section shall be irrevocable. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

9.7 Alternative Forms of Benefit.

Although the Company and its authorized delegates reserve the right to amend the Plan at any time and in any manner, no such amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit with respect to benefits attributable to Service before the amendment. Moreover, neither any current provision of the Plan nor any amendment to the Plan shall restrict the availability of an alternative form of benefit to a certain select group or classification of Participants or Beneficiaries which favor the “prohibited group,” or restrict or deny a Participant through the withholding of consent or the exercise of discretion by some person or persons other than the Participant and, where relevant, his spouse, of an alternative form of benefit. For purposes of this Section, Plan provisions will be considered to favor the prohibited group if the group of Employees to whom the benefit is available does not satisfy either the seventy percent test of Code section 410(b)(1) or the non-discriminatory classification test of Code section 410(b)(2). For purposes of this Section, an alternative form of benefit encompasses the different forms of benefit payment available under the Plan which provide that (a) a Participant’s benefits under the Plan may be paid in more than one form, or (b) payment of a particular form of benefit may commence at some time earlier or later than the normal date for the commencement of such benefit.

9.8 Payment of Expenses.

Except as provided below, all expenses incident to the administration, termination, and protection of the Plan and Trust, including but not limited to legal, accounting, and Trustee fees, may be paid by the Employing Companies, or, in the absence of such payments (which are not obligatory), shall be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund. However, any and all expenses relating to settlor functions that arise from the creation, design or termination of the Plan must be paid by the Employing Company and may not be paid by the Trust Fund.

9.9 Designation of Beneficiaries.

A Participant may file with the Committee or its designee a designation of a Beneficiary or Beneficiaries with respect to all or part of the assets in the Account of the Participant. The designation of Beneficiary filed with the Committee or its designee may be changed or revoked by the Participant. All designations, changes and revocations of designations, shall be in the form prescribed by the Committee and must be received by the Committee or its designee prior to the death of the Participant. Upon the death of a Participant, the assets in his account with respect to which such a designation is valid and enforceable shall be distributed in accordance with the Plan to the Beneficiary or Beneficiaries designated. Assets in the Participant’s account

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not affected by such a written designation shall be distributed to the person or persons (share and share alike) in the first of the classes of successive preference Beneficiaries then surviving the Participant, as follows: (i) spouse, (ii) children, (iii) parents, (iv) brothers and sisters, (v) executors or administrators. Notwithstanding the above, if a married Participant seeks to designate a Beneficiary other than the spouse of such Participant, the designation shall not be effective unless (a) such spouse shall consent in writing to the designation, the designation designates a Beneficiary (or a form of benefits) that may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), the spouse acknowledges the effect of such designation, and such consent is witnessed by a Plan representative or a notary public, or (b) it is established to the satisfaction of a Plan representative that the consent described in (a) may not be obtained because there is no spouse, the spouse cannot be located or other circumstances as may be prescribed under Regulations to be issued by the Secretary of the Treasury. Any consent by a spouse (or establishment that consent of a spouse may not be obtained) shall be effective only with respect to such spouse. Notwithstanding anything to the contrary above, to the extent permitted or required by applicable law, no one may be a Beneficiary hereunder if he or she is guilty of the murder of a Participant, or the aiding or abetting, solicitation of, or conspiracy to commit such murder.

9.10 Participant’s Annual Statement - Audits.

There shall be furnished to each Participant at least annually a statement that will include:

(a) the amount of his Account, if any, invested in the then available Plan investment funds, and the Current Market Value of each such investment fund subaccount;

(b) the number of units, if any, of the L M Ericsson Stock Fund credited to his Account; and

(c) such other information as may be required by ERISA or as the Committee may from time to time consider appropriate.

The accounts of the Trustee shall be audited annually by auditors selected by the Committee.

9.11 Limitation on Contributions.

(a) Notwithstanding anything in this Plan to the contrary, the maximum Annual Addition that may be made to the Account of any Participant during any Plan Year (which shall be the limitation year hereunder) shall be an amount equal to $40,000 (or such larger amount determined by the Secretary of the Treasury for purposes of Code section 415(c)(1)(A) pursuant to Code section 415(d)) or, if less, one-hundred percent (100%) of the Participant’s Compensation from the Employing Companies and all Related Employers (as defined in Code sections 414(b) and (c) but as modified by Code section 415(h)) for such year.

For purposes of this Section, all defined contribution plans of the Employing Companies, whether or not terminated, shall be treated as one defined contribution plan. In addition, all employers who are members of the same controlled group of corporations (within the meaning of

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Code sections 414(b) and (c), as modified by section 415(h) of the Code) as the Company shall be treated as a single employer for purposes of this Section.

(b) If in any Plan Year a Participant’s Annual Addition would exceed the maximum limitation determined under Sections 9.11(a) above (referred to as “Excess Annual Additions”) and the Participant is eligible but has not yet elected and made the maximum Catch-up Contributions pursuant to Section 3.5 for the Plan Year, to the maximum extent possible, such Excess Annual Additions shall be recharacterized as Catch-up Contributions for the Plan Year. Any Company Matching Contributions that have been made on any Excess Annual Additions that are recharacterized as Catch-up Contributions shall be forfeited and used to reduce future Company Matching Contributions and/or Company Cap Contributions.

To the extent any Excess Annual Additions cannot be recharacterized as Catch-up Contributions, such excess shall not be allocated to the Participant’s Account hereunder or to any accounts in any other defined contribution plan, but shall instead be handled in the following manner and order (unless applicable nondiscrimination or other rules require otherwise) until such excess is eliminated—

(1) the Participant’s Employee Savings Contributions or any part thereof (plus earnings thereon to the extent permitted by law) shall be refunded to the Participant;

(2) the Participant’s portion of the allocation of Company Matching Contributions or any part thereof shall be placed in a suspense account as provided below;

(3) the Participant’s portion of the allocation of Employee CAP Contributions or any part thereof (plus earnings thereon to the extent permitted by law) shall be refunded to the Participant.

(4) the Participant’s portion of the allocation of Company CAP Contribution s or any part thereof (plus earnings thereon to the extent permitted by law) shall be placed in a suspense account as provided below;

The amounts referenced in (2) and (4) above shall be placed in a suspense account to the extent that the excess Annual Addition is caused by an allocation of forfeitures, a reasonable error in estimating a Participant’s Eligible Salary, a reasonable error in determining the amount of Employee CAP Contributions that may be made with respect to any Participant under the limits of Code section 415, or other limited facts and circumstances approved by the Commissioner of the Internal Revenue Service. The amounts placed in such suspense account shall be held unallocated for the limitation year (which shall be the Plan Year) in which such excess arose, and shall be allocated and reallocated in the next following Plan Year to all Participants by way of reducing Company contributions, as more fully provided in Treasury Regulation section 1.415-6(b)(6)(iii). Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts. The above reductions shall be applied to any other defined contribution plans first, and thereafter to this Plan.

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9.12 Mergers.

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan or their Beneficiaries, the assets of this Plan applicable to such Participants or their Beneficiaries may be transferred to the other fund only if such other plan and trust are qualified under the Code, such transferee plan authorizes and accepts such transfer of assets and liabilities, and each Participant and Beneficiary would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.

9.13 Distribution.

Distributions, including withdrawals, shall be made as follows:

(a) Ericsson ADRs in full shares and in cash for any fractional share value with respect to the number of such ADRs represented by L M Ericsson Stock Fund units allocated to the Participant’s Account, plus cash for the portion of such units not actually invested in L M Ericsson ADRs); provided, however, that the Participant may elect to receive cash in lieu of such shares, in which case he will receive, for each such share, the actual price thereof as of the Valuation Date on which the distribution is processed (less any withholding taxes that may apply).

(b) In cash with respect to investments made in the Plan’s investment funds other than Ericsson ADRs.

9.14 Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except where preempted by Federal law.

9.15 Amendment of Plan.

(a) General.

This Plan may be amended by the Company, acting through its Chief Executive Officer, Board, or any other delegate, at any time and in any manner, as long as, as amended, the Plan continues to be for the exclusive benefit of Employees. However, no amendment shall reduce the Account of any Participant as of the date of such amendment.

(b) Amendment by Committee.

This Plan may also be amended by the Committee, provided the amendment either (a) is deemed by the Committee to be required or advisable with respect to applicable law, or (b) does not materially increase the cost of the Plan to the Company.

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9.16 Termination.

(a) General.

The Company intends to continue this Plan indefinitely but reserves the right to terminate it at any time by action through its Chief Executive Officer, Board, or any other delegate (including the Committee). Subject to Article XI, each Employing Company may also withdraw from its participation in the Plan at any time. If this Plan is completely or partially terminated, or if there is a complete discontinuance of contributions under this Plan by the Company, then, all amounts credited to the Accounts of affected Participants shall be 100 percent vested.

9.17 Employment.

This Plan shall not give any Employee or Participant any right to be continued in the employment of any Employing Company or Related Employer.

9.18 Delegation of Fiduciary or Administrative Responsibilities.

The Company and/or the Committee may at any time delegate to any other named person or body (including a subset of the full Committee), or reassume therefrom, any of their respective fiduciary responsibilities or administrative duties with respect to this Plan, including the power to delegate and reassume such responsibilities and duties by written action naming the person or body to whom the responsibility has been delegated. However, only the immediate delegatee of the Company or of the Committee, as the case may be, may, if so authorized by the Company or said Committee, delegate any such responsibilities or duties.

9.19 Named Fiduciary.

The named fiduciary with respect to this Plan is the Company, acting by and through the Committee, except that as to any matter specified in this Plan or in the Trust Agreement as being the responsibility or function of the Trustee or the Investment Manager, the named fiduciary is such Trustee or Investment Manager.

ARTICLE X

TOP HEAVY PLAN PROVISIONS

10.1 General.

If, as of the Determination Date, the Plan shall be a Top-Heavy Plan, as defined in Section 10.2, the provisions of this Article X shall apply.

The Determination Date with respect to the first Plan Year of this Plan shall be the last day of such Plan Year. For all subsequent Plan Years, the Determination Date shall be the last day of the preceding Plan Year.

10.2 Top Heavy Determination.

(a) The Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either:

(1) the aggregate of all Account balances of Key Employees under the Plan exceeds 60% of the aggregate of all Account balances of all Participants under the Plan excluding former Key Employees, or

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(2) the Plan is part of a Top-Heavy Group, as defined in Section 10.5.

(b) For purposes of determining whether the Top Heavy rules apply for any Plan Year:

(1) if any individual has not performed services for the Employing Companies at any time during the one (1) year period ending on the Determination Date, any Account Balance (and any accrued benefit) for such individual shall not be taken into account;

(2) any Account balance for a Participant who is not currently a Key Employee, but at one time was a Key Employee, shall not be recognized for the Plan Year ending on the Determination Date;

(3) certain rollover contributions shall not be taken into account to the extent so provided in applicable Treasury Regulations; and

(4) the Account balance for any Participant shall include aggregate distributions made with respect to such Participant under the Plan during the one (1) year period ending on the Determination Date (five (5) year period for distributions made for reasons other than death, disability, or severance from employment) including distributions made to former Key Employees excluded above, but shall not include certain trust-to-trust transfers or rollover contributions to the extent so provided in applicable Treasury Regulations.

10.3 Key Employee.

“Key Employee” means a Participant in the Plan (including a beneficiary of such Participant), with respect to the Plan Year, who at anytime during the Plan Year that includes the Determination Date is (or was):

(a) An officer of the Employer whose annual Compensation is in excess of $130,000, as adjusted for cost-of-living increases at the same time and in the same manner as the adjustments made to Code section 416(i)(1)(A)(i) by the Secretary of the Treasury; provided, however, the maximum number of officers may not exceed (i) three (3) if the Employer has less than 30 employees, (ii) ten percent (10%) of the Employer’s employees if the Employer employs more than 30 but less than 500 employees, or (iii) 50 if the Employer employs more than 500 employees. For purposes of determining the number of officers taken into account under this paragraph, employees described in Code section 414(q)(8) shall be disregarded. Officers shall only include those administrative executives who regularly and continuously serve as such. Title shall not be determinative of officer status;

(b) An individual who is a 5-percent owner of the Employer within the meaning of Code section 416(i)(1)(B)(i); or

(c) An individual who is a 1-percent owner of the Employer within the meaning of Code section 416(i)(1)(B)(ii), and whose annual Compensation exceeds $150,000.

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For purposes of this Section, Key Employee shall include any beneficiary of such Key Employee or former Key Employee.

Notwithstanding anything above to the contrary, the criteria used in the determination of Key Employees shall be consistent with Code section 416(i)(l) and the Treasury Regulations thereunder, which are incorporated herein by reference.

10.4 Non-Key Employee.

“Non-Key Employee” shall mean any participant who is not a Key Employee as defined herein and any Beneficiary of a Non-Key Employee.

10.5 Top-Heavy Group.

“Top-Heavy Group” shall mean an aggregation group where the sum as of the Determination Date of (a) the present value of the cumulative Accrued Benefits for Key Employees under any defined benefit plans included in the group, and (b) the sum of the Account balances of Key Employees under any defined contribution plans included in the group, exceeds 60% of the same amount determined from all Participants excluding former Key Employees, under all plans included in the group. The Accrued Benefit of any Non-Key Employee shall be determined (i) under the method which is used for accrual purposes for all plans of the Employing Company or Related Employer, or (ii) if there is no method described in (i), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C). For purposes of this section, the Determination Date means (i) the last day of the preceding Plan Year if the Plan is not included in an aggregation group, or (ii) if the Plan is included in an aggregation group, the Determination Date as determined under (i) above that falls within the same calendar year of each other plan included in such aggregation group.

The aggregation group must include (a) each plan of the Employing Company or Related Employer in which a Key Employee participates, and (b) any other plan on which a plan covering a Key Employee depends for qualification under the requirements of Code section 401(a)(4) and 410.

The aggregation group may also include, at the election of the Company, any plan not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code sections 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan in the group shall be considered Top-Heavy. If the aggregation group is found to be Top-Heavy, then the plan which was not required to be included would not be considered a Top-Heavy Plan solely by reason of the group being Top-Heavy.

10.6 Minimum Contribution.

If the Plan is or becomes a Top-Heavy Plan, then notwithstanding any other provisions herein other than as set forth in this Article, the minimum Company contribution for the Plan Year for each eligible Non-Key Employee shall be three percent (3%) of such Non-Key Employee’s Compensation. For purposes of satisfying this requirement, Company Matching Contributions and Company CAP Contributions otherwise required hereunder shall be taken into

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account, but Employee CAP Contributions and Catch-up Contributions may not be counted for this purpose. Notwithstanding the immediately preceding sentence, the minimum Company contribution that must be provided for any eligible Non-Key Employee for a Plan Year shall instead be the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year (including Employee CAP Contributions) if such Key Employee percentage is less than three percent (3%). For purposes of this Section, an “eligible Non-Key Employee” is any Non-Key Employee Participant who is employed by an Employing Company on the last day of the Plan Year, regardless of (a) whether such Non-Key Employee has completed one thousand (1,000) Hours of Service, (b) whether such Non-Key Employee has made Employee CAP Contributions, Catch-up Contributions or Employee Savings Contributions to the Plan, or (c) the level of the Non-Key Employee’s Compensation.

In the case of a Top-Heavy Group, no minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Employing Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Code section 416(c) and the regulations thereunder.

ARTICLE XI

EMPLOYER PARTICIPATION

11.1 Adoption by Employer.

Subject to the further provisions of this Article, any Subsidiary, provided it is a member of the same controlled group of corporations or trades or businesses under common control (as defined in Code sections 414(b) or 414(c)) as the Company, now in existence or hereafter formed or acquired, or, whether or not a member of the same controlled group, is approved by the Company, and which is otherwise legally eligible, may, with the consent and approval of the Board or Committee, by formal resolution or decision of its own board of directors, adopt the Plan and the trust agreement executed pursuant to the terms of the Plan (the “Trust”) and, if deemed necessary by the Company or Committee, execute an Adoption Agreement, for all or any classification of its employees. Such adoption shall be effectuated and evidenced by a formal resolution of the Board or Committee consenting to and containing or incorporating by reference such formal resolution or decision of the adopting Subsidiary. The adoption resolution or decision shall become, as to such adopting Subsidiary and its employees, a part of the Plan as then or subsequently amended. It shall not be necessary for the adopting Subsidiary to sign or execute the Plan document, but, if deemed necessary by the Company or Committee, such Subsidiary must complete and execute an Adoption Agreement. The effective date of the Plan for any such adopting Subsidiary shall be that stated in the resolution or decision of adoption of the adopting Subsidiary, and from and after such effective date, the adopting Subsidiary shall assume all the rights, obligations and liabilities of an Employing Company hereunder. The administrative powers and control of the Company, as now or hereafter provided in the Plan, including the Company’s sole right of amendment of the Plan and Trust and of appointment and removal of the Committee and Trustee, together with their successors, shall not be diminished by reason of the participation of any such adopting Subsidiary in the Plan and Trust.

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11.2 Withdrawal by Employer.

Notwithstanding the provisions of Article 2.1(a) of the Plan, any Subsidiary, by action of its board of directors and notice to the Company, Committee, and the Trustee, may withdraw from the Plan and Trust at any time without affecting other Employing Companies not withdrawing, by complying with the provisions of the Plan. A withdrawing Subsidiary may arrange for the continuation by itself or its successor of this Plan in separate form for its own Employees with such amendments, if any, as it may deem proper, or it may arrange for continuation of the Plan by merger with an existing plan and trust qualified under sections 401(a) and 501(a) of the Code and transfer of such portion of the Trust assets as the Committee determines are allocable to the Subsidiary and its employees who are Participants. The Company or Committee may, in its absolute discretion, terminate a Subsidiary’s participation at any time when (1) the Subsidiary ceases to be a member of the Company’s controlled group of corporations or in the same group of trades or businesses under common control, (2) in the Company’s or Committee’s judgment such Subsidiary fails or refuses to discharge its obligations under the Plan following such prior notice and opportunity to cure as may be appropriate under the circumstances, or (3) in the Company’s or Committee’s judgment, such Subsidiary should not be allowed to continue to participate.

11.3 Adoption Contingent Upon Initial and Continued Qualification.

The adoption of the Plan and Trust by a Subsidiary as provided in Section 11.1 is made contingent and subject to the condition precedent that the adopting Subsidiary meets all the statutory requirements for qualified plans under the Code for its Employees. The adopting Subsidiary may, or at the request of the Company or Committee shall, request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust, as herein set forth or as amended with respect to the adopting Subsidiary, satisfy the requirements of the applicable federal statutes for tax qualification purposes for such adopting Subsidiary and its employees. In the event the Plan or the Trust in its operation becomes disqualified for any reason as to such adopting Subsidiary and its employees, the portion of the Trust fund allocable to them shall be segregated as soon as is administratively feasible, pending either (1) the prompt requalification of the Plan and Trust as to such Subsidiary and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of the Plan and Trust as to all other Employees, or (2) as provided in Section 11.2 above, the prompt withdrawal of such Subsidiary from this Plan and Trust and a continuation by itself or its successor of a plan and a trust separately from this Plan and Trust, or by merger with another existing qualified plan and trust with a transfer of its said segregated portion of Trust assets, or (3) the prompt termination of the Plan and Trust as to itself and its employees.

11.4 No Joint Venture Implied.

The adoption of the Plan by any Subsidiary shall not create a joint venture or partnership relation between it and any other Employing Company. Any rights, duties, liabilities and obligations assumed or incurred hereunder by any Employing Company, or imposed upon any Employing Company by the provisions of the Plan, shall relate to and affect such Employing Company alone.

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IN WITNESS WHEREOF, the Company has executed this Plan on this              day of                     , 2004, but to be effective, except otherwise stated, as of September 1, 2004.

SONY ERICSSON MOBILE COMMUNICATIONS (USA) INC.

By:

Title:

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